Exhibit 4.22

Private & Confidential

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Dated 12 November 2014

THE ENTITIES LISTED IN SCHEDULE 1

as Borrowers

arranged by

CITIBANK, N.A., LONDON BRANCH

NORDEA BANK FINLAND PLC, LONDON BRANCH

DVB BANK AMERICA N.V.

ABN AMRO BANK N.V.

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

and

BNP PARIBAS

with

CITIBANK, N.A., LONDON BRANCH

as Bookrunner

CITIBANK INTERNATIONAL LIMITED

as Agent

CITIBANK, N.A., LONDON BRANCH

as Security Agent

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as Lenders

FACILITY AGREEMENT

for

up to $450,000,000 Loan Facility

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THIS AGREEMENT is dated 12 November 2014, and made between:

(1)	THE ENTITIES listed in Schedule 1 (The original parties) as borrowers (the Borrowers);

(2)	CITIBANK, N.A., LONDON BRANCH, NORDEA BANK FINLAND PLC, LONDON BRANCH, DVB BANK AMERICA N.V., ABN AMRO BANK N.V., SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and BNP PARIBAS as mandated lead arrangers (whether acting individually or together, the Arranger);

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as lenders (the Original Lenders);

(4)	CITIBANK, N.A., LONDON BRANCH as bookrunner (the Bookrunner);

(5)	CITIBANK INTERNATIONAL LIMITED as agent of the other Finance Parties (the Agent); and

(6)	CITIBANK, N.A., LONDON BRANCH as security agent and trustee for and on behalf of the other Finance Parties (the Security Agent).

IT IS AGREED as follows:

Section 1 - INTERPRETATION

1	Definitions and interpretation

1.1	Definitions

In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:

Acceptable Bank means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of “A-” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “Baa1” or higher by Moody’s Investor Services Limited or a comparable rating from another internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Majority Lenders,

and which is approved by the Borrowers.

Account means any bank account, deposit or certificate of deposit opened, made or established in accordance with clause 25 (Bank accounts).

Account Bank means, in relation to any Account, Citibank International Limited, acting through its branch at 47-49 Akti Miaouli, 185 36 Piraeus, Greece or another bank or financial institution approved by the Majority Lenders at the request of the Borrowers.

Account Holder(s) means, in relation to any Account, the Obligor(s) in whose name(s) that Account is held.

Account Security means, in relation to an Account, a deed or other instrument executed by the relevant Account Holder(s) in favour of the Security Agent and/or any other Finance Parties in an agreed form conferring a Security Interest over that Account.

Accounting Reference Date means 31 December or such other date as may be approved by the Majority Lenders.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent includes any person who may be appointed as agent under clause 30.12 (Resignation of the Agent) or any other provision of this Agreement.

Annual Financial Statements has the meaning given to it in clause 18 (Information undertakings).

Approved Exchange means NYSE or NASDAQ or any other reputable stock exchange agreed by GLOP and the Majority Lenders.

Approved Flag State means each of the Bahamas, Hong Kong or the Marshall Islands.

Approved Valuer means any one of E.A. Gibson Shipbrokers Limited, Clarkson plc, Poten & Partners Inc., Fearnleys AS. Simpson, Spence & Young Limited, R.S. Platou ASA, Pareto Shipping A.S. and Braemar Seascope Limited or such other independent reputable ship broker in respect of LNG ships agreed between the Borrowers and the Majority Lenders from time to time.

Auditors means one of Moore Stephens, PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other reputable firm of international auditors appointed by the Group after consultation with the Agent and with the approval of the Majority Lenders (provided that if the approval of Auditors as set out in this definition becomes contrary to any applicable law, directive or regulation, and the Majority Lenders so require, the Obligors agree that they will make such amendment to this definition as will be agreed between the Borrowers and the Majority Lenders so as to ensure compliance with such law, directive or regulation).

Available Facility means, at any relevant time, such part of the Total Commitments which is available for borrowing under this Agreement at such time in accordance with clause 4 (Conditions of Utilisation) to the extent that such part of the Total Commitments is not cancelled or reduced under this Agreement.

Basel II Accord means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.

Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

Basel II Regulation means:

(a)	any law or regulation implementing the Basel II Accord (including the relevant provisions of directive 2013/36/EU (CRD IV) and regulation 575/2013 (CRR) of the European Union); or

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates,

but excludes any law or regulation implementing the Basel III Accord save and to the extent that it is a re-enactment of any law or regulation referred to in paragraph (a) of this definition.

Basel III Accord means, together:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published
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by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

Basel III Regulation means any law or regulation implementing the Basel III Accord (including CRD IV and CRR) save and to the extent that it re-enacts a Basel II Regulation.

Break Costs means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens, Piraeus, Monaco, Frankfurt (Main), Curacao, Stockholm, Amsterdam, Paris and (in relation to any date for payment of purchase of dollars) New York.

Change of Control occurs if:

(a)	GasLog cease to control, directly or indirectly, the affairs or the composition of the board of directors (or equivalent, as applicable) of GasLog Partners GP LLC; or

(b)	GasLog Partners GP LLC ceases to be a direct wholly-owned subsidiary of GasLog; or

(c)	GasLog Partners GP LLC ceases to be the general partner of GLOP,

in any case without the prior written consent of the Agent (acting with the authorisation of the Majority Lenders).

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.

Charter means, in relation to a Ship, the charter commitment for that Ship details of which are provided in Schedule 2 (Ship information) and Charters means all of them.

Charter Assignment means, in relation to a Ship and its Charter Documents, an assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent in the agreed form.

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Charter Documents means, in relation to a Ship, the Charter (if any) of that Ship, any documents supplementing it and any guarantee or security given by any person for the Charterer’s obligations under it.

Charterer means, in relation to a Ship and a Charter of that Ship, the charterer named in Schedule 2 (Ship information) as charterer of that Ship.

CISADA means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010.

Classification means, in relation to a Ship, the classification specified in respect of such Ship in Schedule 2 (Ship information)) with the relevant Classification Society or another classification approved by the Majority Lenders (such approval not to be unreasonably withheld) as its classification, at the request of the relevant Owner.

Classification Society means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or another classification society (being a member of the International Association of Classification Societies (IACS) or, if such association no longer exists, any similar association nominated by the Agent) approved by the Majority Lenders (such approval not to be unreasonably withheld) as its Classification Society, at the request of the relevant Owner.

Code means the US Internal Revenue Code of 1986.

Commercial Manager means, in relation to a Ship, GasLog or another manager appointed as the commercial manager of that Ship by the relevant Owner in accordance with clause 20.3 (Manager).

Commitment means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The original parties) and the amount of any other Commitment assigned to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment assigned to it under this Agreement,

to the extent:

(i)	not cancelled, reduced or assigned by it under this Agreement; and

(ii)	not deemed to be zero pursuant to clauses 29.2.2 to 29.2.5.

Confidential Information means all information relating to an Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 41 (Confidentiality); or
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(ii)	is identified specifically in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Constitutional Documents means, in respect of an Obligor, such Obligor’s memorandum and articles of association, by-laws or other constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to Schedule 3 (Conditions precedent).

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

Deed of Covenant means, in relation to a Ship, a first deed of covenant in respect of such Ship by the relevant Owner in favour of the Security Agent in the agreed form.

Default means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of them) be an Event of Default.

Defaulting Lender means any Lender:

(a)	which has failed to make its participation in the Loan or any part thereof available or has notified the Agent that it will not make its participation in any part of the Loan available by the Utilisation Date of that part of the Loan in accordance with clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and,

payment is made within 3 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

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Disposal Repayment Date means, in relation to:

(a)	a Total Loss of a Mortgaged Ship, the applicable Total Loss Repayment Date; or

(b)	a sale of a Mortgaged Ship by the relevant Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price.

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Earnings means, in relation to a Ship and a person, all money at any time payable to that person for or in relation to the use or operation of such Ship including (without limitation) freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter commitment, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment.

Enforcement Costs means any costs, expenses, liabilities or other amounts in respect of which any amount is payable under clauses 14.4 (Indemnity concerning security) or 16.3 (Enforcement preservation and other costs) or under any other Finance Document to which those provisions apply and any remuneration payable to a Receiver in connection with any Security Documents.

Environmental Claims means:

(a)	enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill.

Environmental Incident means any Spill from any Fleet Vessel in circumstances where:

(a)	any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)	any Fleet Vessel may be arrested or attached in connection with any such Environmental Claim.

Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment.

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Event of Default means any event or circumstance specified as such in clause 27 (Events of Default).

Existing Indebtedness means, at any relevant time, the total principal amount outstanding and owing by the Borrowers and secured on the Ships under:

(a)	a $325,500,000 facility agreement dated 1 April 2014 made between (inter alios) Citibank International Limited (formerly Citibank International plc) as agent and certain of the Borrowers, excluding a principal amount of $108,500,000;

(b)	a $132,389,709 facility agreement dated 18 April 2014 made between (inter alios) Nordea Bank Finland Plc, London Branch as agent and certain of the Borrowers; and

(c)	a $272,500,000 facility agreement dated 14 March 2012 (as amended) made between (inter alios) DNB Bank ASA, as agent and certain of the Borrowers,

respectively, each as amended and/or supplemented and/or restated from time to time.

Facility means the term loan facility made available under this Agreement as described in clause 2 (The Facility).

Facility Office means:

(a)	in respect of a Lender, the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office through which it will perform its obligations under this Agreement; and

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for Tax purposes.

Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has irrevocably and unconditionally been fully paid and discharged.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or a regulation of any jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or a regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or
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(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

FATCA Protected Lender means any Lender irrevocably designated as a “FATCA Protected Lender” by the Borrowers by notice to that Lender and the Agent at least six months prior to the earliest FATCA Application Date for a payment by a Party to that Lender (or to the Agent for the account of that Lender).

Fee Letters means the letters dated on or about the date of this Agreement between the Arranger and the Borrowers (or the Agent and the Borrowers or the Security Agent and the Borrowers) setting out any of the fees referred to in clause 11 (Fees) and Fee Letter means any one of them.

Final Repayment Date means, subject to clause 33.7 (Business Days), the date falling 60 months after the date of this Agreement.

Finance Documents means this Agreement, the Fee Letters, the Security Documents and any other document designated as such by the Agent and the Borrowers.

Finance Party means the Agent, the Security Agent, the Arranger or a Lender.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	monies borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;
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(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(j)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above.

First Repayment Date means, subject to clause 33.7 (Business Days), the date falling 3 months after the date of this Agreement.

Flag State means, in relation to a Ship, the country specified in respect of such Ship in Schedule 2 (Ship information) or another Approved Flag State (provided that the provisions of clause 20.1(b) are complied with), or such other state or territory as may be approved by the Agent (acting on the instructions of the Majority Lenders), at the request of the relevant Owner, as being the Flag State of such Ship for the purposes of the Finance Documents.

Fleet Vessel means each Mortgaged Ship and any other vessel directly or indirectly owned by any Obligor or any Subsidiary of an Obligor.

GAAP means International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements.

GasLog means GasLog Ltd. of Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

GLOP means GasLog Partners LP of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

GLOP Guarantee means the guarantee executed by GLOP in favour of the Security Agent in the agreed form.

GPHL means GasLog Partners Holdings LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

GPHL Guarantee means the guarantee executed by GPHL in favour of the Security Agent in the agreed form.

Group means GLOP and its Subsidiaries for the time being and, for the purposes of clause 18.1 (Financial statements) or clause 5 (Financial covenants) of the GLOP Guarantee, any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP and/or any applicable law.

Group Member means any Obligor and any other entity which is part of the Group.

Guarantees means the GPHL Guarantee and the GLOP Guarantee and Guarantee means either of them.

Guarantors means GPHL and GLOP and Guarantor means either of them.

Half-Yearly Financial Statements has the meaning given to it in clause 18 (Information undertakings).

Holding Company means, in relation to a company or corporation or other person, any other company or corporation or other person in respect of which it is a Subsidiary.

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Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Payment Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increased Costs has the meaning given to it in clause 13.1.2 (Increased Costs).

Indemnified Person means:

(a)	each Finance Party and each Receiver and any attorney, agent or other person appointed by them under the Finance Documents;

(b)	each Affiliate of those persons; and

(c)	any officers, employees or agents of any of the above persons.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
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(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Insurance Notice means, in relation to a Ship, a notice of assignment in the form scheduled to the Deed of Covenant for that Ship or in another approved form.

Insurances means, in relation to a Ship:

(a)	all policies and contracts of insurance; and

(b)	all entries in a protection and indemnity or war risks or other mutual insurance association in the name of such Ship’s Owner or the joint names of its Owner and any other person in respect of or in connection with such Ship and/or its Owner’s Earnings from the Ship and includes all benefits thereof (including the right to receive claims and to return of premiums).

Interbank Market means the London interbank market.

Interest Period means, in relation to the Loan or any part thereof, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).

Interpolated Screen Rate means in relation to LIBOR and the Loan or any part of it or any Unpaid Sum, the rate (rounded to the same number of decimal places as the two (2) relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant Interest Period for the Loan (or the relevant part of it) or the relevant Unpaid Sum; and
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(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period for the Loan (or the relevant part of it) or the relevant Unpaid Sum, each as of 11:00 am on the relevant Quotation Day.

Last Availability Date means 21 November 2014 (or such later date as may be approved by all the Lenders).

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in a legal opinion provided to the Agent pursuant to the conditions precedents set out in Schedule 3 (Conditions precedent).

Lender means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

LIBOR means, in relation to the Loan or any part of it or any Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for the relevant Interest Period, the Interpolated Screen Rate for the Loan (or the relevant part of it) or that Unpaid Sum,

as of 11:00 a.m. on the Quotation Day for the offering of deposits in dollars for a period comparable to the Interest Period for the Loan or relevant part of it or Unpaid Sum and if that rate is less than zero, LIBOR shall be deemed to be zero.

Loan means the loan made or to be made available under the Facility or the principal amount outstanding for the time being of that loan.

Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under the Ship’s Insurances in the form scheduled to the Ship’s Deed of Covenant or in another approved form.

Losses means any costs, expenses (including, but not limited to, legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.

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Major Casualty Amount means, in relation to a Ship, the amount specified as such against the name of that Ship in Schedule 2 (Ship information) or the equivalent in any other currency.

Majority Lenders means:

(a)	if no part of the Loan is then outstanding, a Lender or Lenders whose Commitments aggregate more than 66.67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.67% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66.67% of the Loan.

Manager means the Commercial Manager or the Technical Manager (as the case may be) and Managers means both of them.

Manager’s Undertaking means, in relation to a Ship, an undertaking by any manager of the Ship to the Security Agent in the agreed form pursuant to clause 20.3 (Manager).

Margin means 2.60% per annum.

Material Adverse Effect means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)	the business, operations, property, performance or condition (financial or otherwise) of any of the Borrowers and/or the Guarantors; or

(b)	the ability of an Obligor to perform its obligations under any of the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Minimum Value means the amount in dollars which is at any relevant time 120% of the Loan.

Mortgage means, in relation to a Ship, a first priority mortgage of the Ship in the agreed form by the relevant Owner in favour of the Security Agent.

Mortgage Period means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered until the date such Mortgage is released and discharged or, if earlier, its Total Loss Repayment Date.

Mortgaged Ship means, at any relevant time, any Ship which is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.

Notifiable Debt Purchase Transaction has the meaning given to that term in clause 29.2 (Prohibition on Debt Purchase Transactions by the Group).

Obligors means the parties to the Finance Documents (other than Finance Parties and the Managers of each Ship) and Obligor means any one of them.

Original Financial Statements means:

(a)	the unaudited consolidated financial statements of the Group for its financial half-year ended 30 June 2014; and
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(b)	the audited financial statements of the Borrowers for the financial year ended 31 December 2013.

Original Jurisdiction means, in relation to an Original Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of any other Obligor, as at the date on which that Obligor becomes an Obligor.

Original Obligor means each party to this Agreement and the Original Security Documents (other than a Finance Party and the Managers).

Original Security Documents means:

(a)	the GLOP Guarantee and the GPHL Guarantee;

(b)	the Mortgages;

(c)	the Deeds of Covenant;

(d)	the Charter Assignment in relation to each Ship’s Charter Documents;

(e)	the Account Security;

(f)	each Quiet Enjoyment Agreement; and

(g)	a Manager’s Undertaking by each Manager.

Owner means, in relation to a Ship, the Borrower specified against the name of that Ship in Schedule 2 (Ship information).

Participating Member State means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Payment Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

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Permitted Maritime Liens means, in relation to a vessel:

(a)	unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of such vessel for an amount not exceeding the Major Casualty Amount for such vessel;

(b)	any lien on such vessel for master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading;

(c)	liens for master’s disbursements incurred in the ordinary course of business and any other lien arising by statute or by operation of law in the ordinary course of the business, repair or maintenance of such vessel, each securing obligations not more than 30 days overdue;

(d)	any lien on such vessel for salvage; and

(e)	any other lien on such vessel arising in the ordinary course of trading by statute or by operation of law which has been contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) provided that any such proceedings or the continued existence of such lien do not involve any likelihood of the sale, forfeiture or loss of, or of any interest in, such vessel.

Permitted Security Interests means, in relation to any Mortgaged Ship, any Security Interest over it which is:

(a)	a Permitted Maritime Lien; or

(b)	granted by the Finance Documents; or

(c)	created in favour of a claimant or defendant in any proceedings or arbitration as security for costs and expenses while the relevant Owner is actively pursuing a claim or defending such proceedings or arbitration in good faith; or

(d)	created by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps; or

(e)	approved by the Majority Lenders.

PROVIDED that in the case of (c) and (d) above the relevant liens (or any claim relating thereto) are, in the reasonable opinion of the Agent, covered by insurance or, as the case may be, appropriate reserves held with the Account Bank in an Account acceptable to the Agent.

Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

Quiet Enjoyment Agreement means, in respect of each Charter, a letter by the Security Agent addressed to, and acknowledged by, the relevant Charterer and the relevant Owner in the agreed form.

Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Interbank Market for a currency, in which case the Quotation Day for that currency shall be determined by the Agent in accordance with market practice in the Interbank Market (and if quotations would normally be given by leading banks in the Interbank Market on more than one day, the Quotation Day will be the last of those days).

Receiver means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.

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Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws of its Flag State.

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any Charged Property owned by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

Repayment Date means, subject to clause 33.7 (Business Days):

(a)	the First Repayment Date;

(b)	each of the dates falling at 3 monthly intervals thereafter up to but not including the Final Repayment Date; and

(c)	the Final Repayment Date,

being the due dates of the repayment instalments referred to in clause 6.2 (Scheduled repayment of Facility).

Repeating Representations means each of the representations and warranties set out in clauses 17.1 (Status) to 17.10 (Ranking and effectiveness of security), 17.17 (No breach of laws), 17.19 (Taxation), 17.20 (Security and Financial Indebtedness), 17.21 (Legal and beneficial ownership), 17.22 (Shares), 17.24 (No adverse consequences), 17.25 (Copies of documents), 17.27 (No immunity) and 17.31 (Money Laundering, bribery and corruption).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.

Revenue Account means an Account designated as a “Revenue Account” under clause 25 (Bank accounts).

Sanctions has the meaning given to it in clause 19.12 (Sanctions).

Sanctions Program has the meaning given to it in clause 19.12 (Sanctions).

Screen Rate means the London Interbank offered rate administered by ICE Benchmark Administration Limited (or if ICE Benchmark Administration Limited ceases to act in the role of administering and publishing LIBOR rates, the equivalent rate published by a subsequently appointed administrator of LIBOR) for dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Lenders.

Security Agent includes any person as may be appointed security agent and trustee for the other Finance Parties under this Agreement.

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Security Documents means:

(a)	the Original Security Documents;

(b)	any other document as may after the date of this Agreement be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.

Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Value means, at any time, the amount in dollars which, at that time, is the aggregate of (a) the value of all of the Mortgaged Ships which have not then become a Total Loss (or, if less, the maximum amount capable of being secured by the Mortgages over the Mortgaged Ships) and (b) the value of any additional security then held by the Security Agent or any other Finance Party provided under clause 24 (Minimum security value), in each case as most recently determined in accordance with this Agreement.

Selection Notice means a notice substantially in the form set out in Schedule 5 (Selection Notice) given in accordance with clause 9 (Interest Periods).

Ship Representations means each of the representations and warranties set out in clauses 17.28 (Ship status) and 17.29 (Ship’s employment).

Ships means each of the ships described in Schedule 2 (Ship information), and Ship means any of them.

Spill means any spill, release or discharge of a Pollutant into the environment.

Subsidiary of a person means any other person:

(a)	directly or indirectly controlled by such person; or

(b)	of whose dividends or distributions on ordinary voting share capital such person is entitled to receive more than 50%.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and Taxation shall be construed accordingly.

Technical Manager means, in relation to a Ship, GasLog LNG Services Ltd. or another manager appointed as the technical manager of that Ship by the relevant Owner in accordance with clause 20.3 (Manager).

Total Commitments means the aggregate of the Commitments, being $450,000,000 at the date of this Agreement.

Total Loss means, in relation to a vessel, its:

(a)	actual, constructive, compromised or arranged total loss; or

(b)	requisition for title, confiscation or other compulsory acquisition by a government entity; or

(c)	condemnation, capture, seizure, arrest or detention for more than 30 days; or

(d)	hijacking or theft for more than 60 days.
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Total Loss Date means, in relation to the Total Loss of a vessel:

(a)	in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the vessel was last reported;

(b)	in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)	the date notice of abandonment of the vessel is given to its insurers; or

(ii)	if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the total loss happened; or

(iii)	the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel’s insurers;

(c)	in the case of a requisition for title, confiscation or compulsory acquisition, the date it happened;

(d)	in the case of condemnation, capture, seizure, arrest or detention, the date 30 days after the date upon which it happened; and

(e)	in the case of hijacking or theft, the date 60 days after the date upon which it happened.

Total Loss Repayment Date means, where a Mortgaged Ship has become a Total Loss, the earlier of:

(a)	the date 180 days after its Total Loss Date; and

(b)	the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.

Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers or, at any time after the occurrence of an Event of Default, required by the Agent.

Transfer Date means, in relation to a transfer pursuant to a Transfer Certificate, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Trust Property means, collectively:

(a)	all moneys duly received by the Security Agent under or in respect of the Finance Documents;

(b)	any portion of the balance on any Account held by or charged to the Security Agent at any time;

(c)	the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor and any Manager;
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(d)	all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor, any Manager or any other person; and

(e)	all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US Tax Obligor means:

(a)	a Borrower if it is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

Utilisation means the making of the Loan.

Utilisation Date means the date on which the Utilisation is made.

Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in any of the Finance Documents to:

(a)	Sections, clauses and Schedules are to be construed as references to the Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;

(b)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally;

(c)	words importing the plural shall include the singular and vice versa;

(d)	a time of day is to London time;

(e)	any person includes its successors in title, permitted assignees or transferees;

(f)	the knowledge, awareness and/or beliefs (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(g)	two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or
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indirectly) of shares, partnership interest or unit or limited liability interests in an entity by any of them, either directly or indirectly to obtain or consolidate control of that entity;

(h)	agreed form means:

(i)	where a Finance Document has already been executed by all of the relevant parties to it, such Finance Document in its executed form;

(ii)	prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent (acting on the instructions of all the Lenders) and the Borrowers, whether before or after the date of this Agreement, as the form in which that Finance Document is to be executed or another form approved at the request of the Borrowers or, if not so agreed or approved, in the form reasonably required by the Agent;

(i)	approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on such conditions as they may respectively impose) and otherwise approved means approved in writing by the Agent acting on the instructions of the Majority Lenders (on such conditions as the Agent (acting on the instructions of the Majority Lenders) may impose) and approval and approve shall be construed accordingly;

(j)	assets includes present and future properties, revenues and rights of every description;

(k)	an authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration;

(l)	charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract;

(m)	control of an entity means:

(i)	the power (whether by way of ownership of shares, partnership interest or unit or limited liability company interest or by proxy, contract, agency or otherwise) to:

A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting (or equivalent) of that entity; or

B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

C)	give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(ii)	the holding beneficially of more than 50% of the issued share capital, partnership interest or unit or limited liability company interest of that entity, as the case may be, (excluding any part of that issued share capital, partnership interest or unit or limited liability company interest that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, a Security Interest over share capital, partnership interest or unit or limited liability company interest shall be disregarded in determining the beneficial ownership of such share capital, partnership interest or unit or limited liability company interest), and controlled shall be construed accordingly;

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(n)	the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(o)	dollar, $ and USD means the lawful currency of the United States of America;

(p)	the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11:00 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of any such purchase being the Agent’s spot rate of exchange);

(q)	a government entity means any government, state or agency of a state;

(r)	a group of Lenders includes all the Lenders;

(s)	a guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(t)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(u)	month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that month (if there is one) or on the immediately preceding Business Day (if there is not); and

(ii)	if there is no numerically corresponding day in that month, that period shall end on the last Business Day in that month,

and the above rules in paragraphs (i) to (ii) will only apply to the last month of any period;

(v)	an obligation means any duty, obligation or liability of any kind;

(w)	something being in the ordinary course of business of a person means something that is in the ordinary course of that person’s current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(x)	pay, prepay or repay in clause 26 (Business restrictions) includes by way of set-off, combination of accounts or otherwise;

(y)	a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(z)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and includes (without limitation) any Basel II Regulation or Basel III Regulation;
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(aa)	right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(bb)	trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;

(cc)	(i) the liquidation, winding up, dissolution, or administration of person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(dd)	an entity is a wholly-owned subsidiary of another entity if it has no members except that other entity and that other entity’s wholly-owned Subsidiaries or persons acting on behalf of that other entity or its wholly-owned Subsidiaries; and

(ee)	a provision of law is a reference to that provision as amended or re-enacted.

1.2.2	Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

1.2.3	Section, clause and Schedule headings are for ease of reference only.

1.2.4	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived or remedied to the satisfaction of the Agent acting on the instructions of the Lenders.

1.2.6	Unless a contrary indication appears, in the event of any inconsistency between the terms of this Agreement and the terms of any other Finance Document when dealing with the same or similar subject matter, the terms of this Agreement shall prevail.

1.3	Third party rights

1.3.1	Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of the relevant Finance Document.

1.3.2	Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement).

1.3.3	An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.
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1.4	Finance Documents

Where any other Finance Document provides that this clause 1.4 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.

1.5	Conflict of documents

The terms of the Finance Documents (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

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Section 2 - THE FACILITY

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

2.2.1	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.2.3	A Finance Party may, except as otherwise stated in the Finance Documents (including clauses 30.25 (All enforcement action through the Security Agent) and 31.2 (Finance Parties acting together)), separately enforce its rights under the Finance Documents.

2.3	Borrowers’ rights and obligations

2.3.1	The obligations of each Borrower under this Agreement are joint and several. Failure by a Borrower to perform its obligations under this Agreement shall constitute a failure by all of the Borrowers.

2.3.2	Each Borrower irrevocably and unconditionally jointly and severally with each other Borrower:

(a)	agrees that it is responsible for the performance of the obligations of each other Borrower under this Agreement;

(b)	acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Borrowers under this Agreement; and

(c)	agrees with each Finance Party that, if any obligation of another Borrower under this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any and all Losses it incurs as a result of another Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that other Borrower under this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

2.3.3	The obligations of each Borrower under the Finance Documents shall continue until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

2.3.4	If any discharge, release or arrangement (whether in respect of the obligations of a Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Borrowers under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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2.3.5	The obligations of each Borrower under the Finance Documents shall not be affected by an act, omission, matter or thing which, but for this clause (whether or not known to it or any Finance Party), would reduce, release or prejudice any of its obligations under the Finance Documents including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

2.3.6	Each Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under any Finance Document. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

2.3.7	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Borrower will be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any money received from any Borrower or on account of any Borrower’s liability under any Finance Document.

2.3.8	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs (on such terms as it may require), no Borrower shall exercise any rights (including rights of set-off) which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by another Obligor;

(b)	to claim any contribution from any other Obligor or any guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or
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security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; and/or

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Borrower is liable under this Agreement or any of the other Finance Documents; and/or

(e)	to exercise any right of set-off against any other Obligor; and/or

(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

If a Borrower receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 33 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

3	Purpose

3.1	Purpose

The Borrowers shall apply all amounts borrowed under the Facility solely for the purpose of re-financing in full the Existing Indebtedness.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions precedent) in form and substance satisfactory to the Agent.

4.2	Ship and security conditions precedent

The Total Commitments may only be drawn down under this Agreement if on or before the Utilisation, the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Ship and security conditions precedent) in relation to each Ship in form and substance satisfactory to the Agent.

4.3	Notice to Lenders

The Agent shall notify the Borrowers and the Lenders promptly after receipt by it of the documents and evidence referred to in this clause 4 in form and substance satisfactory to it. Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives any such notification, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Further conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation;
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(b)	all of the representations set out in clause 17 (Representations), are true;

(c)	no events, facts, conditions or circumstances shall exist or have arisen or occurred (and neither the Agent nor any Lender shall have become aware of other events, facts, conditions or circumstances not previously known to it), which the Agent (acting on the instructions of the Majority Lenders) shall determine, have had or could reasonably be expected to have, a Material Adverse Effect; and

(d)	no Total Loss Date has occurred in relation to any Ship.

4.5	Waiver of conditions precedent

The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders.

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Section 3 - UTILISATION

5	Utilisation

5.1	Delivery of a Utilisation Request

The Borrowers may utilise the Facility in a single Utilisation by delivery to the Agent of a duly completed Utilisation Request not later than 11:00 a.m. three (3) Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

5.2.1	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day falling not later than the Last Availability Date;

(b)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount);

(c)	the proposed Interest Period complies with clause 9 (Interest Periods); and

(d)	it identifies the purpose for the Utilisation and that purpose complies with clause 3 (Purpose).

5.2.2	The Total Commitments may only be drawn down in a single amount in a single Utilisation.

5.3	Currency and amount

5.3.1	The currency specified in a Utilisation Request must be dollars.

5.3.2	The proposed amount of the Loan specified in a Utilisation Request and advanced, shall not exceed the lower of:

(a)	$450,000,000;

(b)	the amount in dollars which is equal to 50% of the aggregate market value of all the Ships as determined pursuant to the valuations of the Ships obtained under Part 2 of Schedule 3 (Conditions precedent); and

(c)	the amount of the Available Facility.

5.4	Lenders’ participation

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

5.4.2	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its undrawn Commitment to the undrawn Total Commitments immediately prior to making the Loan.

5.4.3	The Agent shall promptly notify each Lender of the amount of the Loan and the amount of its participation in the Loan, in each case three (3) Business Days before the proposed Utilisation Date.

5.4.4	The Agent shall pay all amounts received by it in respect of the Loan (and its own participation in it, if any) to the Borrowers or for the account of any of them in accordance with the instructions contained in the Utilisation Request.
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5.5	Pre-placement

5.5.1	Notwithstanding that the Borrowers may have not yet satisfied all of the conditions precedent set out in Schedule 3 (Conditions precedent), and provided that:

(a)	the Borrowers have submitted a Utilisation Request in accordance with this clause 5;

(b)	the Borrowers have satisfied the conditions precedent set out in paragraphs 1, 2, 3(a), 3(b), 3(f), 3(g), 4, 5 and 6 of Part 1 of Schedule 3 (Initial conditions precedent) and clause 4.4 (Further conditions precedent); and

(c)	in the opinion of the Agent (acting on the instructions of the Majority Lenders) the Borrowers are reasonably likely to satisfy all remaining and outstanding conditions precedent set out in Part 1 of Schedule 3 (Initial conditions precedent), Part 2 of Schedule 3 (Ship and security conditions precedent) and clause 4.4 (Further conditions precedent) within two (2) Business Days from the Utilisation Date, the Agent (acting on the instructions of the Majority Lenders) may, subject to the other terms and conditions of this clause 5.5 and the other provisions of this Agreement, make the Loan on the date specified in the relevant Utilisation Request.

5.5.2	The Loan, if utilised pursuant to this clause 5.5 (the Pre-placed Loan), shall (subject to the other provisions of this Agreement) be remitted by the Agent to the Revenue Accounts or any one of them and, in that case, each Borrower hereby irrevocably and unconditionally undertakes with the Finance Parties, forthwith upon satisfaction of all conditions precedent set out in Part 1 of Schedule 3 (Initial conditions precedent), Part 2 of Schedule 3 (Ship and security conditions precedent) and clause 4.4 (Further conditions precedent), to instruct the Account Bank to immediately pay the Pre-placed Loan to the relevant lenders of the Existing Indebtedness in accordance with instructions in this respect addressed from the Borrowers to the Account Bank in all respects satisfactory to the Agent (the Instructions).

5.5.3	Notwithstanding any such Instructions, the Agent and the Account Bank shall not pay or authorise payment of the Pre-placed Loan from any Revenue Account to the relevant lenders of the Existing Indebtedness or otherwise to the order of the Borrowers unless and until the Agent is satisfied that all the conditions precedent set out in Part 1 of Schedule 3 (Initial conditions precedent), Part 2 of Schedule 3 (Ship and security conditions precedent) and clause 4.4 (Further conditions precedent) in relation to such Ship have been satisfied in full.

5.5.4	If the Borrowers fail to give the relevant Instructions in accordance with clause 5.5.2 or otherwise fail to satisfy the remaining conditions precedent set out in Part 1 of Schedule 3 (Initial conditions precedent), Part 2 of Schedule 3 (Ship and security conditions precedent) and clause 4.4 (Further conditions precedent) referred to in clause 5.5.1(c) above, in each case within two (2) Business Days from the Utilisation Date, the Borrowers shall immediately prepay the Pre-placed Loan, together with interest thereon (calculated in accordance with clause 8.1 (Calculation of interest)), provided that any moneys held in the Revenue Accounts at the time shall be applied by the Agent (and the Borrowers hereby irrevocably and unconditionally instruct the Agent to so apply the same at the time) in satisfaction of such prepayment obligation of the Borrowers and in payment of any amounts payable by the Borrowers under clause 7.8 (Restrictions) as a result of such prepayment.

5.5.5	In case of application of this clause 5.5 in respect of any Pre-placed Loan, such Pre-placed Loan shall accrue interest in accordance with the terms of clause 8.1 (Calculation of interest) from the Utilisation Date.

5.5.6	Any amount prepaid under clause 5.5.4 in respect of the Loan shall be, subject to the other terms of this Agreement, available to be redrawn by the Borrowers.
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Section 4 - REPAYMENT, PREPAYMENT AND CANCELLATION

6	Repayment

6.1	Repayment

The Borrowers shall repay on each Repayment Date such part of the Loan as is required to be repaid by clause 6.2 (Scheduled repayment of Facility).

6.2	Scheduled repayment of Facility

To the extent not previously reduced, the Loan shall be repaid by instalments on each Repayment Date by the amount specified in the table below (the Repayment Table) (as revised by clause 6.3 (Adjustment of scheduled repayments)):

Repayment Date	Amount $
First	5,625,000
Second	5,625,000
Third	5,625,000
Fourth	5,625,000
Fifth	5,625,000
Sixth	5,625,000
Seventh	5,625,000
Eighth	5,625,000
Ninth	5,625,000
Tenth	5,625,000
Eleventh	5,625,000
Twelfth	5,625,000
Thirteenth	5,625,000
Fourteenth	5,625,000
Fifteenth	5,625,000
Sixteenth	5,625,000
Seventeenth	5,625,000
Eighteenth	5,625,000
Nineteen	5,625,000
Twentieth	343,125,000
TOTAL	450,000,000

The twentieth instalment referred to above is comprised of two parts, a repayment instalment in the amount of $5,625,000 and a balloon instalment in the amount of $337,500,000 (the Balloon Instalment).

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On the Final Repayment Date (without prejudice to any other provision of this Agreement), the Loan shall be repaid in full.

6.3	Adjustment of scheduled repayments

If the Total Commitments have been partially reduced under this Agreement and/or any part of the Loan is prepaid (other than under clause 6.2 (Scheduled repayment of Facility)) before any Repayment Date, the amount of the instalments (including the Balloon Instalment) by which the Loan shall be repaid under clause 6.2 (Scheduled repayment of Facility)) on any such Repayment Date (as reduced by any earlier operation of this clause 6.3) shall be reduced pro rata to such reduction in the Total Commitments and/or the Loan.

6.4	Revision of table

At the time of the Utilisation and at the time of any reduction in the amount of the Total Commitments and/or prepayment of the Loan, the Agent shall be entitled to produce a revised Repayment Table and deliver the same to the Borrowers and the Lenders showing the amount of each instalment to be repaid on each Repayment Date and any such revised Repayment Table shall, in the absence of manifest error, be binding on each of the Parties.

7	Illegality, prepayment and cancellation

7.1	Illegality

If it becomes unlawful or otherwise impossible in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or any of the other Finance Documents, or for any Lender to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled and the remaining Total Commitments shall each be reduced rateably; and

(c)	the Borrowers shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Change of Control

7.2.1	If there is a Change of Control:

(a)	the Borrowers shall promptly notify the Agent of the same upon its occurrence; and

(b)	the Agent, upon becoming notified by any Party of a Change of Control may, and if instructed by the Majority Lenders shall, by notice to the Borrowers cancel the Total Commitments, with effect from the date on which such Change of Control occurs, and the Borrowers shall forthwith prepay the Loan in full together with all other amounts outstanding under this Agreement and the other Finance Documents.

7.2.2	If GLOP ceases to be listed on an Approved Exchange, the Borrowers shall notify the Agent of the same upon its occurrence, and the Agent, upon being notified may, and if instructed by the Majority Lenders shall, cancel the Total Commitments, with effect from the date on which such de-listing occurs, and the Borrowers shall forthwith prepay the Loan in full together with all other amounts outstanding under this Agreement and the other Finance Documents.
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7.3	Voluntary cancellation

The Borrowers may, if they give the Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Facility. Upon any such cancellation the Total Commitments shall be reduced by the same amount and the relevant Commitments of the Lenders reduced pro rata.

7.4	Voluntary prepayment

The Borrowers may, if they give the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of the Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of $5,000,000 and is a multiple of $5,000,000), on the last day of an Interest Period in respect of the amount to be prepaid or on any other date subject to paying any Break Costs.

7.5	Right of replacement or cancellation and prepayment in relation to a single Lender/right of cancellation in relation to a Defaulting Lender

7.5.1	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up); or

(b)	any Lender claims indemnification from the Borrowers under clause 12.3 (Tax indemnity) or clause 13.1 (Increased Costs); or

(c)	any FATCA Protected Lender notifies the Agent of a FATCA Event pursuant to clause 7.9 (Mandatory repayment and cancellation of FATCA Protected Lenders),

the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification or FATCA Event continues for a maximum period of 30 days, give the Agent notice of cancellation of the Commitment of that Lender and their intention to procure the repayment of that Lender’s participation in the Loan or give the Agent notice of their intention to replace that Lender in accordance with clause 7.5.4.

7.5.2	On receipt of a notice referred to in clause 7.5.1 above, the Commitment of that Lender shall immediately be reduced to zero and (unless the Commitment of the relevant Lender is replaced in accordance with clause 7.5.4) the remaining Total Commitments shall each be reduced rateably.

7.5.3	On the last day of each Interest Period which ends after the Borrowers have given notice under clause 7.5.1 above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in the Loan.

7.5.4	The Borrowers may, in the circumstances set out in clause 7.5.1, on 15 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to transfer (and, to the extent permitted by law, that Lender shall transfer) pursuant to clause 28 (Changes to the Lenders) all (and not part only) of its rights under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrowers which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 28 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the aggregate of:

(a)	the outstanding principal amount of such Lender’s participation in the Loan;

(b)	all accrued interest owing to such Lender to the extent that the Agent has not given a notification under clause 28.8 (Pro-rata interest settlement);
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(c)	the Break Costs which would have been payable to such Lender pursuant to clause 10.3 (Break Costs) had the Borrowers prepaid in full that Lender’s participation in the Loan on the date of the transfer; and

(d)	all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

7.5.5	The replacement of a Lender pursuant to clause 7.5.4 shall be subject to the following conditions:

(a)	the Borrowers shall have no right to replace the Agent;

(b)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(c)	in no event shall the Lender replaced under clause 7.5.4 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(d)	the Lender shall only be obliged to transfer its rights pursuant to clause 7.5.4 above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

7.5.6	If any Lender becomes a Defaulting Lender, the Borrowers may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of the Commitment of that Lender.

7.5.7	On the notice referred to in clause 7.5.6 above becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero and (unless the Commitment of the relevant Lender is replaced in accordance with clause 39.6 (Replacement of a Defaulting Lender)) the Total Commitments shall be reduced rateably.

7.5.8	A Lender shall perform the checks described in clause 7.5.5(d) above as soon as reasonably practicable following delivery of a notice referred to in clause 7.5.4 above and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

7.6	Sale or Total Loss

7.6.1	On a Mortgaged Ship’s Disposal Repayment Date the Borrowers shall prepay the Loan by an amount equal to the Relevant Amount.

7.6.2	For the purposes of this clause 7.6, Relevant Amount means, in respect of a Mortgaged Ship which has become a Total Loss or is sold, a part of the Loan equal to the total amount of the Loan multiplied by a fraction having as its numerator the market value of the relevant Mortgaged Ship lost or sold and as its denominator the aggregate of the market values of all Mortgaged Ships (including the Mortgaged Ship lost or sold), as such market values are then most recently determined in the manner set out in clause 24 (Minimum security value).

7.7	Automatic cancellation

Any part of the Total Commitments which has neither become available nor been utilised by the Last Availability Date shall be automatically cancelled at close of business in London on the Last Availability Date.

7.8	Restrictions

7.8.1	Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
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7.8.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

7.8.3	The Borrowers may not re-borrow any part of the Facility which is repaid or prepaid (subject as provided in clause 5.5.6).

7.8.4	The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.8.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.8.6	If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

7.8.7	If the Total Commitments are partially reduced under this Agreement (other than under clause 7.1 (Illegality), clause 7.5 (Right of replacement or cancellation and prepayment in relation to a single Lender/Right of cancellation in relation to a Defaulting Lender) and clause 7.9 (Mandatory repayment and cancellation of FATCA Protected Lenders)), the Commitments of the Lenders shall be reduced rateably.

7.8.8	If the Loan is partially prepaid under this Agreement (other than under clause 7.1 (Illegality), clause 7.5 (Right of replacement or cancellation and prepayment in relation to a single Lender/Right of cancellation in relation to a Defaulting Lender) and clause 7.9 (Mandatory repayment and cancellation of FATCA Protected Lenders)), the amount prepaid shall reduce the participation of the Lenders in the Loan rateably.

7.9	Mandatory repayment and cancellation of FATCA Protected Lenders

7.9.1	If on the date falling three months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a FATCA Event):

(a)	that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date;

(b)	if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing and that Lender has not been repaid or replaced pursuant to clause 7.5 (Right of replacement or cancellation and prepayment in relation to a single Lender / Right of cancellation in relation to a Defaulting Lender) (other than by reason of that Lender’s failure to comply with its obligations pursuant to clause 7.5.4):

(i)	that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Agent;

(ii)	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(iii)	the Borrowers shall repay that Lender’s participation in the Loan made to the Borrowers on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrowers or, if earlier, the last Business Day before the relevant FATCA Application Date.
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Section 5 - COSTS OF UTILISATION

8	Interest

8.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Borrowers shall pay accrued interest on the Loan on the last day of each Interest Period (and, if an Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of that Interest Period).

8.3	Default interest

8.3.1	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3.2 below, is 2 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing in accordance with this clause 8.3 shall be immediately payable by the Obligors on demand by the Agent.

8.3.2	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or the relevant part of it:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

8.3.3	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement on the Quotation Day.

9	Interest Periods

9.1	Selection of Interest Periods

9.1.1	The Borrowers may select an Interest Period for the Loan in the Utilisation Request or (if the Loan has already been borrowed) in a Selection Notice.

9.1.2	Each Selection Notice is irrevocable and must be delivered to the Agent by the Borrowers not later than 11:00 a.m. three (3) Business Days before the last day of the then current Interest Period.
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9.1.3	If the Borrowers fail to deliver a Selection Notice to the Agent in accordance with clause 9.1.2, the relevant Interest Period will be 3 months.

9.1.4	Subject to this clause 9, the Borrowers may select an Interest Period of 3 months or any other period not exceeding 12 months agreed between the Borrowers and the Agent on the instructions of all the Lenders.

9.1.5	No Interest Period shall extend beyond the Final Repayment Date.

9.1.6	The first Interest Period for the Loan shall start on the Utilisation Date and each subsequent Interest Period for the Loan shall start on the last day of its preceding Interest Period.

9.2	Interest Periods overrunning Repayment Dates

If the Borrowers select an Interest Period which would overrun any later Repayment Date, the Loan shall be divided into parts corresponding to the amounts by which the Total Commitments are scheduled to be reduced under clause 6.2 (Scheduled repayment of Facility) on each of the Repayment Dates falling during such Interest Period (each of which shall have a separate Interest Period ending on the relevant Repayment Date) and to the balance of the Loan (which shall have the Interest Period selected by the Borrowers).

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the calculation of interest

10.1	Market Disruption Event

10.1.1	If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

10.1.2	If a Market Disruption Event occurs the Agent shall, as soon as practicable, notify the Borrowers.

10.1.3	In this Agreement Market Disruption Event means that:

(a)	at or about noon on the Quotation Day the Screen Rate is not available for the relevant currency; or

(b)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan equal or exceed 50% of the Loan) or, if prior to the Utilisation Date, whose Commitments equal or exceed 50% of the Total Commitments) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR.
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10.2	Alternative basis of interest or funding

10.2.1	If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

10.2.2	Any alternative basis agreed pursuant to clause 10.2.1 above shall, with the prior consent of all the Lenders be binding on all Parties.

10.3	Break Costs

10.3.1	The Borrowers shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan or Unpaid Sum or relevant part of it.

10.3.2	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

11.1	Commitment commission

11.1.1	The Borrowers shall pay to the Agent (for the account of each Lender) a fee in dollars computed at the rate of 1.04% per annum on the undrawn and uncancelled portion of that Lender’s Commitment calculated on a daily basis from the date of this Agreement (the start date).

11.1.2	The Borrowers shall pay the accrued commitment commission on (a) the earlier of (i) the Utilisation Date and (ii) the last day of the period of three months commencing on the start date, (b) on the last day of each successive period of three months and (c) on the Last Availability Date to occur and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.1.3	No commitment commission is payable to the Agent (for the account of a Lender) on the undrawn portion of the Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Arrangement fee

The Borrowers shall pay to the Arranger (for distribution to the Arranger and the Lenders in a manner agreed between the Arranger and the Lenders in the Arranger’s discretion) an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fees

The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Security agency fee

The Borrowers shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

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Section 6 - ADDITIONAL PAYMENT OBLIGATIONS

12	Tax gross-up and indemnities

12.1	Definitions

12.1.1	In this Agreement:

Protected Party means a Finance Party or, in relation to clause 14.4 (Indemnity concerning security) and clause 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), and any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

12.1.2	Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

12.2.1	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2	The Borrowers shall, promptly upon any of them becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

12.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.5	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party (including by way of receipts) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

12.3.1	The Borrowers shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
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12.3.2	Clause 12.3.1 above shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up);

(c)	to the extent a loss, liability or cost is compensated for by a payment under clause 12.4 (Indemnities on after Tax basis); or

(d)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

12.3.3	A Protected Party making, or intending to make a claim under clause 12.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

12.3.4	A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.

12.4	Indemnities on after Tax basis

12.4.1	If and to the extent that any sum payable to any Protected Party by the Borrowers under any Finance Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrowers shall pay that Protected Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.

12.4.2	If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrowers to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrowers shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

12.4.3	For the purposes of this clause 12.4 a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party’s profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

12.5	FATCA Information

12.5.1	Subject to clause 12.5.3 below, each Party shall, within ten Business Days of a reasonable request by another Party:
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(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(c)	supply to that other Party such forms, documentation and other information relating to its status as that party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

12.5.2	If a Party confirms to another Party pursuant to clause 12.5.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.5.3	Clause 12.5.1 above shall not oblige any Finance Party to do anything, and clause 12.5.1(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

12.5.4	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 12.5.1 above (including, for the avoidance of doubt, where clause 12.5.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.5.5	If a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(a)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(b)	where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;

(c)	the date a new US Tax Obligor accedes as a Borrower; or

(d)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(e)	a withholding certificate on Form W-8 or Form W-9 (or any other relevant form); or

(f)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
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The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph 12.5.5 to the Borrowers.

12.5.6	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph 12.5.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

12.6	FATCA Deduction

12.6.1	Each Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.6.2	Each Party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers, the Agent and the other Finance Parties.

12.7	Stamp taxes

The Borrowers shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.8	Value added tax

12.8.1	All amounts set out, or expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 12.8.3 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).

12.8.2	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
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12.8.3	Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment of in respect of such VAT from the relevant tax authority.

12.8.4	Any reference in this clause 12.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

12.8.5	In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

13	Increased Costs

13.1	Increased Costs

13.1.1	Subject to clause 13.3 (Exceptions), the Borrowers shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which:

(a)	arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and/or

(b)	is a Basel III Increased Cost and is generally ascribed to borrowers as a matter of market practice.

13.1.2	In this Agreement Increased Costs means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased Cost claims

13.2.1	A Finance Party intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Increased Costs.

13.3	Exceptions

13.3.1	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
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(b)	compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3.2 applied);

(c)	attributable to a FATCA Deduction required to be made by a Party; or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13.3.2	In this clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14	Other indemnities

14.1	Currency indemnity

14.1.1	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; and/or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within three (3) Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

14.2.1	The Borrowers shall (or shall procure that another Obligor will), within three (3) Business Days of demand by a Finance Party, indemnify each Finance Party against any Losses incurred by that Finance Party as a result of:

(a)	a breach of clause 19.12 (Sanctions);

(b)	the occurrence of any Event of Default;

(c)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 32 (Sharing among the Finance Parties);

(d)	funding, or making arrangements to fund, its participation in the Loan requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(e)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.
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14.2.2	The Borrowers shall (or shall procure that another Obligor will), within three (3) Business Days of demand by an Indemnified Person, indemnify each Indemnified Person against any and all Losses, joint or several that may be incurred by or asserted or awarded against any Indemnified Person, in each case arising out of or in connection with or relating to any claim investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to this Agreement (or the transactions contemplated hereby) or any use made or proposed to be made with the proceeds of the Facility (including an Environmental Claim made or asserted against such Indemnified Person if such Environmental Claim would not have been, or been capable of being, made or asserted against such Indemnified Person if the Finance Parties had not entered into any of the Finance Documents and/or exercised any of their rights, powers and discretions thereby conferred and/or performed any of their obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents). This indemnity shall apply whether or not such claims, investigation, litigation or proceedings is brought by any Obligor, any other Group Member, any of their shareholders, their Affiliates, or creditors, or an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto, except to the extent such Losses are found in a final non-appealable judgement by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or wilful default. Each Indemnified Person may enforce and enjoy the benefit of this clause 14.2.2 under the Third Parties Act.

14.3	Indemnity to the Agent and the Security Agent

The Borrowers shall within three (3) Business Days of demand by the Agent or the Security Agent indemnify the Agent and the Security Agent against:

14.3.1	any and all Losses incurred by the Agent or the Security Agent as a result of:

(a)	without prejudice to clause 30.7.2(a) as extended to the Security Agent by clause 30.22 (Application of certain clauses to Security Agent), investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(d)	any action taken by the Agent or the Security Agent or any of their representatives, agents or contractors in connection with any powers conferred by any Security Document to enforce any Security Interest thereunder or to remedy any breach of any Obligor’s obligations under the Finance Documents; and

14.3.2	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent (otherwise than by reason of the Agent’s or the Security Agent’s gross negligence or wilful default) (or, in the case of any cost, loss or liability pursuant to clause 33.11 (Disruption to payment systems etc.) notwithstanding the Agent’s or the Security Agent’s negligence, gross negligence or any other category of liability whatsoever (but not including any claim based on the fraud of the Agent) in acting as Agent or the Security Agent under the Finance Documents.

14.4	Indemnity concerning security

14.4.1	The Borrowers shall (or shall procure that another Obligor will) within three (3) Business Days of demand by an Indemnified Person indemnify that Indemnified Person against any and all Losses incurred by it in connection with:

(a)	any failure by the Borrowers to comply with clause 16 (Costs and expenses);
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(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	the taking, holding, protection or enforcement of the Security Documents;

(d)	the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and/or any other Finance Party and each Receiver by the Finance Documents or by law unless and to the extent that it was caused by its gross negligence or wilful default;

(e)	any claim (whether relating to the environment or otherwise) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful default of that Indemnified Person); or

(f)	any breach by an Obligor of any of its obligations expressed to be assumed by it in the Finance Documents.

14.4.2	The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.4 and shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to it.

14.5	Continuation of indemnities

The indemnities by the Borrowers in favour of the Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or any Borrower of the terms of this Agreement, the repayment or prepayment of the Loan, the cancellation of the Total Commitments or the repudiation by the Agent or any Borrower of this Agreement.

14.6	Third Parties Act

Each Indemnified Person may rely on the terms of clause 14.4 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

14.7	Interest

Moneys becoming due by the Borrowers to any Indemnified Person under the indemnities contained in this clause 14 or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrowers to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.3 (Default interest)

14.8	Exclusion of liability

No Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful default. Any Indemnified Person may rely on this clause 14.8 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

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14.9	Fax and email indemnity

The Borrowers shall indemnify each Finance Party against any and all Losses together with any VAT thereon which any of the Finance Parties may sustain or incur as a consequence of any fax or email communication purporting to originate from the Borrowers to the Agent or the Security Agent being made or delivered fraudulently or without proper authorisation (unless such Losses are the direct result of the gross negligence or wilful default of the relevant Finance Party or the Agent or the Security Agent).

14.10	Waiver

In no event shall any of the Finance Parties be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Obligors hereby waive, release and agree (for and on behalf of themselves and on behalf of the other Group Members and their respective Affiliates and shareholders) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favour.

15	Mitigation by the Lenders

15.1	Mitigation

15.1.1	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities), clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

15.1.2	Clause 15.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

15.2.1	The Borrowers shall within three (3) Business Days of demand by a Finance Party indemnify such Finance Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

15.2.2	A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses

The Borrowers shall promptly within five Business Days of demand pay the Agent, the Arranger and the Security Agent the amount of all costs and expenses (including fees, costs and expenses of legal advisers and, subject to clause 23.17 (Independent report), insurance and other consultants and advisers) properly incurred by any of them (and by any Receiver) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:

(a)	this Agreement and any other documents referred to in this Agreement and the Original Security Documents;

(b)	any other Finance Documents executed or proposed to be executed after the date of this Agreement including any executed to provide additional security under clause 24 (Minimum security value);or

(c)	any Security Interest expressed or intended to be granted by a Finance Document.
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16.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within five (5) Business Days of demand by the Agent or the Security Agent, reimburse the Agent or the Security Agent for the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by the Agent or properly incurred by the Security Agent (and by any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement, preservation and other costs

The Borrowers shall within five (5) Business Days from demand by a Finance Party, pay to each Finance Party (through the Agent, except where a payment is to be made to the Security Agent, in which case such payment shall be made directly to the Security Agent) the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants, brokers, surveyors and advisers) properly incurred by that Finance Party in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings initiated by or against any Indemnified Person and as a consequence of holding the Charged Property or enforcing those rights and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or enforcing those rights;

(b)	any valuation carried out under clause 24 (Minimum security value); or

(c)	any inspection carried out under clause 22.8 (Inspection and notice of drydockings) or any survey carried out under clause 22.16 (Survey report).
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Section 7 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17	Representations

Each Borrower makes and repeats the representations and warranties set out in this clause 17 to each Finance Party at the times specified in clause 17.35 (Times when representations are made).

17.1	Status

17.1.1	Each Obligor and each Manager is duly incorporated or established and validly existing under the laws of the jurisdiction of its incorporation or establishment as a limited liability company or corporation or limited partnership (as the case may be) and has no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated (save as notified to the Agent) and is in compliance with its Constitutional Documents.

17.1.2	Each Obligor and each Manager has power and authority to carry on its business as it is now being conducted and to own its property and other assets.

17.1.3	No Obligor is a FATCA FFI or a US Tax Obligor.

17.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Finance Document or any Charter Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations and each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.

17.3	Power and authority

17.3.1	Each Obligor has, or will have when entered into by it, power to enter into, perform and deliver and comply with its obligations under, and has taken, or will take when entered into by it, all necessary action to authorise its entry into, each Finance Document and any Charter Document to which it is or is to be a party.

17.3.2	No limitation on any Obligor’s powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Finance Document to which such Obligor is, or is to be, a party with effect on and from the date of the relevant Finance Document.

17.4	Non-conflict

The entry into and performance by each Obligor and any Manager of, and the transactions contemplated by the Finance Documents and the granting of the Security Interests purported to be created by the Security Documents do not and will not conflict with:

(a)	any law or regulation applicable to any Obligor or any Manager;

(b)	the Constitutional Documents of any Obligor or any Manager; or

(c)	any agreement or other instrument binding upon any Obligor or any Manager or its assets or constitute a default or termination event (however described) under any such agreement or instrument, or result in the creation of any Security Interest (save for a Permitted Maritime Lien or under a Security Document) on such Obligor’s or such Manager’s assets, rights or revenues.

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17.5	Validity and admissibility in evidence

17.5.1	All authorisations required or desirable:

(a)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Finance Document and any Charter Document to which it is a party;

(b)	to make each Finance Document and any Charter Document to which it is a party admissible in evidence in its Relevant Jurisdiction; and

(c)	to ensure that each of the Security Interests created under the Security Documents has the priority and ranking contemplated by them,

have been obtained or effected or (as the case may be) will be obtained or effected when entered into, and are, or (as the case may be) will be when entered into, in full force and effect except any authorisation or filing referred to in clause 17.12 (No filing or stamp taxes), which authorisation or filing will be promptly obtained or effected within any applicable period.

17.5.2	All authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor and each Manager have been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect.

17.6	Governing law and enforcement

17.6.1	The choice of governing law as provided in any Finance Document and any Charter Document will be recognised and enforced in each Obligor’s Relevant Jurisdictions.

17.6.2	Any judgment obtained in England in relation to an Obligor will be recognised and enforced in each Obligor’s Relevant Jurisdictions.

17.7	Information

17.7.1	Any Information is true and accurate in all material respects at the time it was given or made.

17.7.2	There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

17.7.3	The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

17.7.4	All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based have been arrived at after due and careful enquiry and consideration and were believed to be reasonable by the person who provided that Information as at the date it was given or made.

17.7.5	For the purposes of this clause 17.7, Information means: any information provided by any Obligor to any of the Finance Parties in connection with the Finance Documents or the Charter Documents or the transactions referred to in them (including that contained in any information memorandum).

17.8	Original Financial Statements

17.8.1	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

17.8.2	The Original Financial Statements give a true and fair view of the financial condition and results of operations of the relevant Obligors and the Group during the relevant financial year.
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17.8.3	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of any of the Obligors or the Group) since the date of the Original Financial Statements.

17.9	Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents to which it is a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.10	Ranking and effectiveness of security

Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any legal opinion delivered to the Arranger, the Security Agent and the Agent under clause 4.1 (Initial conditions precedent), the security created by the Security Documents has (or will have when the Security Documents have been executed) the priority which it is expressed to have in the Security Documents, the Charged Property is not subject to any Security Interest other than Permitted Security Interests and such security will constitute perfected security on the assets described in the Security Documents.

17.11	No insolvency

No corporate action, legal proceeding or other procedure or step described in clause 27.9 (Insolvency proceedings) or creditors’ process described in clause 27.10 (Creditors’ process) has been taken or, to the knowledge of any Obligor or any Manager, threatened in relation to an Obligor or a Manager or a Subsidiary of an Obligor or a Manager and none of the circumstances described in clause 27.8 (Insolvency) applies to an Obligor or a Manager or a Subsidiary of an Obligor or any Finance Document to which it is, or is to be, a party.

17.12	No filing or stamp taxes

Under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that any Finance Document or any Charter Document which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Finance Document or any Charter Document or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent) and which will be made or paid promptly after the date of the relevant Finance Document.

17.13	Tax

No Obligor is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is, or is to be, a party and no other party is required to make any such deduction from any payment it may make under any Charter Document.

17.14	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

17.15	No Default

17.15.1	No Default is continuing or is reasonably likely to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document or any Charter Document.
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17.15.2	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any Manager or to which any Obligor’s or Manager’s assets are subject which might have a Material Adverse Effect.

17.15.3	No other events, conditions, facts or circumstances exist or have arisen or occurred since 31 December 2013, which have had or could reasonably be expected to have a Material Adverse Effect.

17.16	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency (including, without limitation, investigative proceedings) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of any Obligor’s or Manager’s knowledge and belief) been started or threatened against any Obligor or any Manager or any Subsidiary of an Obligor.

17.17	No breach of laws

17.17.1	No Obligor or Manager or Subsidiary of an Obligor or a Manager has breached any law or regulation which might have a Material Adverse Effect.

17.17.2	No labour dispute is current or, to the best of any Obligor’s or any Manager’s knowledge and belief (having made due and careful enquiry), threatened against any Obligor or any Manager or any Subsidiary of an Obligor which may have a Material Adverse Effect.

17.18	Environmental matters

17.18.1	No Environmental Law applicable to any Fleet Vessel and/or any Obligor or any Manager or any Subsidiary of an Obligor has been violated in a manner or circumstances which might have, a Material Adverse Effect.

17.18.2	All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.

17.18.3	No Environmental Claim has been made or threatened or is pending against any Obligor or any Manager or any Subsidiary of an Obligor or any Fleet Vessel where that claim might have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

17.19	Taxation

17.19.1	No Obligor or Manager or Subsidiary of an Obligor is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

17.19.2	No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or any Manager or any Subsidiary of an Obligor with respect to Taxes such that a liability of, or claim against, any Obligor or any Manager or any Subsidiary of an Obligor is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might have a Material Adverse Effect.

17.19.3	Except as advised in writing to the Agent prior to the date of this Agreement, each Obligor and each Manager is resident for Tax purposes only in the jurisdiction of its incorporation.
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17.20	Security and Financial Indebtedness

17.20.1	No Security Interest exists over all or any of the present or future assets of any Borrower in breach of this Agreement, other than the Permitted Security Interests.

17.20.2	No Borrower has any Financial Indebtedness outstanding in breach of this Agreement.

17.21	Legal and beneficial ownership

17.21.1	The Borrowers are direct wholly-owned subsidiaries of GPHL.

17.21.2	GPHL is a direct wholly-owned subsidiary of GLOP.

17.21.3	GasLog Partners GP LLC is a direct wholly-owned subsidiary of GasLog.

17.21.4	GasLog Partners GP LLC is the general partner of GLOP.

17.22	Shares

The shares of each Borrower are fully paid and not subject to any option to purchase or similar rights. The Constitutional Documents of each Borrower do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Borrower (including any option or right of pre-emption or conversion).

17.23	Accounting Reference Date

The financial year-end of each Obligor is the Accounting Reference Date.

17.24	No adverse consequences

17.24.1	It is not necessary under the laws of the Relevant Jurisdictions of any Obligor:

(a)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b)	by reason of the execution of any Finance Document or the performance by any Obligor of its obligations under any Finance Document to which it is a party,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.

17.24.2	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

17.25	Copies of documents

The copies of the Charter Documents and the Constitutional Documents of the Obligors delivered to the Agent under clause 4 (Conditions of Utilisation) will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to any Charter Document which would materially affect the transactions or arrangements contemplated by any Charter Document or modify or release the obligations of any party under that Charter Document.

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17.26	No breach of any Charter Document

No Obligor nor (so far as the Obligors are aware) any other person is in breach of any Charter Document to which it is a party nor has anything occurred which entitles or may entitle any party to any Charter Document to rescind or terminate it or decline to perform their obligations under it.

17.27	No immunity

No Obligor or any of its assets is immune to any legal action or proceeding.

17.28	Ship status

Each Ship will on the first day of the relevant Mortgage Period be:

(a)	registered provisionally in the name of the relevant Owner through the relevant Registry as a Bermudian registered ship under the laws and flag of the relevant Flag State;

(b)	operationally seaworthy and in every way fit for service;

(c)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(d)	insured in the manner required by the Finance Documents.

17.29	Ship’s employment

Each Ship shall, on the first day of the relevant Mortgage Period:

(a)	have been delivered, and accepted for service, under its Charter; and

(b)	be free of any other charter commitment which, if entered into after that date, would require approval under the Finance Documents.

17.30	Address commission

Save for any brokerage fees paid to Poten & Partners Inc., there are no rebates, commissions or other payments in connection with any Charter other than those referred to in it.

17.31	Money Laundering, bribery and corruption

(a)	In relation to the borrowing by each Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which each Borrower is a party, each Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat Money Laundering (as defined in clause 19.15 (Bribery and corruption)).

(b)	No Obligor nor any other Group Member, or, to the best knowledge of the Obligors, any directors, officers, or employees or Affiliates of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and each Obligor has instituted and maintains policies and procedures designated to prevent violation of such laws, regulations and rules.
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17.32	CISADA

(a)	The Loan shall not be used by any Obligor:

(i)	to finance equipment or sectors under embargo decisions of the United Nations or the World Bank; or

(ii)	in breach of the provisions of CISADA.

(b)	No Obligor has been designated as a “designated person” under CISADA.

(c)	This clause 17.32 is without prejudice to the generality of clause 17.33 (Sanctions).

17.33	Sanctions

(a)	No Ship is a vessel with which any individual, entity or any other person is prohibited or restricted from dealing with under any Sanctions or Sanctions Program;

(b)	No Obligor nor any other Group Member nor any Affiliate of any Group Member, nor any of their respective directors, officers or employees nor, to the best of the knowledge of any Obligor, any persons acting on any of their behalf:

(i)	is a Prohibited Person;

(ii)	is subject to or the target of any United Nations, United States, European Union, or any of the member states of the European Union or the United Kingdom or any other sanctions regime regarding in particular, but not exclusively, economic sanctions against Iran, including, without limitation, the Sanctions Program;

(iii)	is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iv)	owns or controls a Prohibited Person;

(v)	is located or resident in, or doing business or operating from, organised or incorporated under the laws of, a country or territory which is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, Burma (Myanmar), North Korea, Sudan and Syria as at the date of this Agreement);

(vi)	is in breach of Sanctions or any other Sanctions Program; or

(vii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(c)	No proceeds of the Loan shall be made available, directly or indirectly, to any Affiliate, joint venture partner or other person to fund any trade, business or other activities involving or for the benefit of a Prohibited Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions (including without limitation, Cuba, Iran, Burma (Myanmar), North Korea, Sudan and Syria as at the date of this Agreement) nor shall they be otherwise directly or indirectly, applied in a manner that would result in a violation of Sanctions by an Obligor or any Finance Party or for any purpose prohibited by Sanctions.

(d)	No Obligor nor any of their Affiliates, nor any of their respective directors, officers, employees (nor to the knowledge of such Obligor, any of their affiliates, agents or representatives) has taken any action resulting in a violation by such persons of Sanctions or which constitutes or would constitute any such violation by an Obligor or any Finance Party.
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(e)	Any capitalised terms referred to in paragraphs (b) - (d) above shall have the meanings given to them in clause 19.12 (Sanctions).

(f)	This clause 17.33 is without prejudice to clause 17.32 (CISADA).

17.34	Use of proceeds

The proceeds of the Utilisation have been or (as the case may be) on the Utilisation Date will be used exclusively for the purposes specified in clause 3 (Purpose).

17.35	Times when representations are made

17.35.1	All of the representations and warranties set out in this clause 17 (other than Ship Representations) are deemed to be made and repeated on the dates of:

(a)	this Agreement;

(b)	the Utilisation Request; and

(c)	the Utilisation.

17.35.2	The Repeating Representations are also deemed to be made and repeated on the first day of each Interest Period and, in the case of the representation in clause 17.7 (Information), on the date of primary syndication of the Facility.

17.35.3	All of the Ship Representations are deemed to be made and repeated on the first day of the Mortgage Period for the relevant Ship.

17.35.4	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances then existing at the date the representation or warranty is deemed to be made.

18	Information undertakings

Each Borrower undertakes that this clause 18 will be complied with throughout the Facility Period.

In this clause 18:

Annual Financial Statements means each of the financial statements for a financial year of the Group, the Borrowers and the Guarantors, respectively, delivered pursuant to clause 18.1.1 (Financial statements).

Half-Yearly Financial Statements means each of the financial statements for a financial half year to 30 June of the relevant year of the Guarantors, respectively, delivered pursuant to clause 18.1.2 (Financial statements).

18.1	Financial statements

18.1.1	The Borrowers shall supply to the Agent or, as the case may be, shall procure that the Agent is supplied with, as soon as the same become available, but in any event within 150 days after the end of the relevant financial years:

(a)	the audited consolidated financial statements of the Group for that financial year; and

(b)	the audited financial statements (consolidated if appropriate) of each of the Borrowers and the Guarantors for that financial year.
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18.1.2	The Borrowers shall supply to the Agent or, as the case may be, shall procure that the Agent is supplied with, as soon as the same become available, but in any event within 120 days after the end of each half year of the relevant financial year, the unaudited consolidated financial statements of the Guarantors for that financial half year. The Borrowers shall also supply to the Agent budget and cashflow projections for the Borrowers and the Guarantors for each period of 12 months prior to each financial year.

18.2	Requirements as to financial statements

18.2.1	The Borrowers shall procure that each set of Annual Financial Statements and Half-Yearly Financial Statements includes a profit and loss account, a balance sheet and a cashflow statement and that, in addition, each set of Annual Financial Statements shall be audited by the Auditors.

18.2.2	Each set of financial statements delivered pursuant to clause 18.1 (Financial statements) shall:

(a)	be prepared in accordance with GAAP;

(b)	give a true and fair view of (in the case of Annual Financial Statements for any financial year), or fairly represent (in other cases), the financial condition and operations of the Group or (as the case may be) relevant Obligor as at the date as at which those financial statements were drawn up; and

(c)	in the case of annual audited financial statements, not be the subject of any qualification in the Auditors’ opinion.

18.2.3	The Borrowers shall procure that each set of financial statements delivered pursuant to clause 18.1 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrowers notify the Agent that there has been a change in GAAP or the accounting practices and the Auditors deliver to the Agent:

(a)	a description of any change necessary for those financial statements to reflect the GAAP or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(b)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 5 (Financial covenants) of the GLOP Guarantee has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.3	Year-end

18.3.1	The Borrowers shall procure that each financial year-end of each Obligor falls on the Accounting Reference Date.

18.3.2	The Borrowers shall procure that each accounting period ends on an accounting date.
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18.4	Information: miscellaneous

The Borrowers shall supply to the Agent:

(a)	at the same time as they are dispatched, copies of all material documents dispatched by any Obligor to its creditors or shareholders, members or partners generally (or any class of them);

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any Manager, and which, if adversely determined, might have a Material Adverse Effect;

(c)	promptly, such information as the Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents; and

(d)	promptly on request, such further information regarding the financial condition, assets and operations of the Obligors as any Finance Party through the Agent may reasonably request,

provided that, in the case of (a) to (d) above, the supply of such information would not result in the breach of any confidentiality undertakings granted by the Obligors or Managers to third parties from time to time.

18.5	Notification of Default

The Borrowers shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon any Borrower becoming aware of its occurrence (unless the Borrowers are aware that a notification has already been provided by another Obligor).

18.6	Sufficient copies

The Borrowers, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders.

18.7	Use of websites

18.7.1	The Borrowers may satisfy their obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Agent (the Designated Website) if:

(a)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)	both the Borrowers and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)	the information is in a format previously agreed between the Borrowers and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Borrowers accordingly and the Borrowers shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrowers shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

18.7.2	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrowers and the Agent.
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18.7.3	The Borrowers shall promptly upon any of them becoming aware of its occurrence notify the Agent if:

(a)	the Designated Website cannot be accessed due to technical failure;

(b)	the password specifications for the Designated Website change;

(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)	any Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrowers notify the Agent under paragraphs (a) or (e) above, all information to be provided by the Borrowers under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

18.7.4	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrowers shall comply with any such request within ten Business Days.

18.8	“Know your customer” checks

18.8.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not already a Lender prior to such assignment or transfer,

obliges the Agent, the Security Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender, the Security Agent) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall as soon as reasonably possible after the request of the Agent or the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or the Security Agent) or any Lender or the Security Agent Provider (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender or the Security Agent) in order for the Agent, the Security Agent or such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.8.2	Each Finance Party shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for it to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
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18.9	Money Laundering

The Borrowers will:

18.9.1	provide the Agent with information, certificates and any documents required by the Agent or any other Finance Party to ensure compliance with any law official requirement or other regulatory measure or procedure implemented to combat Money Laundering (as defined in clause 19.15 (Bribery and corruption)) throughout the Facility Period; and

18.9.2	notify the Agent as soon as it becomes aware of any matters evidencing that a breach of any law official requirement or other regulatory measure or procedure implemented to combat Money Laundering (as defined in clause 19.15 (Bribery and corruption) may or is about to occur or that the person(s) who have or will receive the commercial benefit of this Agreement have changed from the date hereof.

19	General undertakings

Each Borrower undertakes or, as the case may be, shall procure, that this clause 19 will be complied with throughout the Facility Period.

19.1	Use of proceeds

The proceeds of the Utilisation will be used exclusively for the purposes specified in clause 3 (Purpose).

19.2	Authorisations

Each Obligor will promptly (and in connection with any Finance Document, as soon as such Finance Document is entered into):

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents, the Charter Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or Charter Document; and

(iii)	carry on its business, where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.

19.3	Compliance with laws

Each Obligor and each Manager will comply in all respects with all laws and regulations (including Environmental Laws) to which it may be subject.

19.4	Taxation

19.4.1	Each Obligor and each Manager shall pay and discharge all Taxes imposed upon it or its assets within such time period as may be allowed by law without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;
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(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 18.1 (Financial statements); and

(c)	such payment can be lawfully withheld.

19.4.2	Unless otherwise approved by the Majority Lenders, each Obligor shall maintain its residence for Tax purposes in the jurisdiction in which it is incorporated and ensure that it is not resident for Tax purposes in any other jurisdiction.

19.5	Change of business

19.5.1	Except as approved by the Majority Lenders or otherwise permitted by the terms of this Agreement, no material change will be made to the nature of the business of the Obligors from that carried on at the date of this Agreement.

19.5.2	Except as approved by the Majority Lenders or otherwise permitted by the terms of this Agreement, no material change will be made to the corporate structure of the Obligors from that as at the date of this Agreement, provided always that such approval shall not be unreasonably withheld as long as GLOP remains the Holding Company of the Group. For the avoidance of doubt, the acquisition or establishment by GLOP (directly or indirectly) of additional subsidiaries for the purpose of acquiring or owning Fleet Vessels shall not be considered a material change to the corporate structure of the Obligors under this clause 19.5.2.

19.6	Merger

Unless otherwise approved by the Majority Lenders, no Obligor will enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction.

19.7	Further assurance

19.7.1	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require) in favour of the Security Agent or its nominee(s) as provided under each Finance Document, as applicable:

(a)	to perfect the Security Interests created or intended to be created by that Obligor under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or to protect or ensure the priority of such Security Interests or for the exercise of any rights, powers and remedies of the Security Agent or the other Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)	to confer on the Security Agent or on the other Finance Parties’ Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(d)	to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 28.1 (Assignments and transfers by the Lenders).

19.7.2	Each Obligor shall take all such action as is available to it (including making all filings and registrations, but excluding registration of the Guarantees with the respective Companies Registry) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any
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Security Interest (or the priority of any Security Interest) conferred or intended to be conferred on the Security Agent or the other Finance Parties by or pursuant to the relevant Finance Documents.

19.8	Negative pledge in respect of Charged Property or Borrowers’ shares

19.8.1	Except as approved by the Majority Lenders and for Permitted Maritime Liens, no Obligor will grant or allow to exist any Security Interest over any Charged Property.

19.8.2	Except under the Finance Documents, no Obligor will grant or allow to exist any Security Interest over any of the shares in any of the Borrowers or over any of the rights deriving from or related to such shares.

19.9	Environmental matters

19.9.1	Without prejudice to clause 18.4 (Information: miscellaneous), the Borrowers will notify the Agent as soon as reasonably practicable of any Environmental Claim being made against any Fleet Vessel or the owner of any Fleet Vessel or any Manager which, if successful to any extent, might reasonably be expected to have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

19.9.2	The Borrowers will procure that all Environmental Laws (and any consents, licences or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might have a Material Adverse Effect.

19.10	Pari passu

Each Borrower will, and it will procure that each other Obligor shall, ensure that its obligations under the Finance Documents shall, without prejudice to the Security Interests intended to be created by the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract.

19.11	Syndication

The Borrowers will provide reasonable assistance to the Arranger in the preparation of any information memorandum and the primary syndication of the Facility and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

19.12	Sanctions

19.12.1	No Obligor nor any other Group Member nor any Affiliate of any Group Member will, directly or indirectly, make any proceeds of the Loan available to, or for the benefit of, a Prohibited Person or any individual, entity or any other person in any country or territory which is or whose government is, the subject of country–wide or territory–wide Sanctions (including, without limitation, Cuba, Iran, Burma (Myanmar), North Korea, Sudan and Syria as at the date of this Agreement), or any persons owned or controlled by or acting on behalf of such persons, or permit or authorise any such proceeds to be applied in a manner or for a purpose prohibited by Sanctions.

19.12.2	The Borrowers will prevent any Mortgaged Ship from being used, directly or indirectly:

(a)	by, or for the benefit of, any Prohibited Person or any person owned or controlled by any Prohibited Person (including from being sold, chartered, leased or otherwise provided directly or indirectly to any Prohibited Person);
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(b)	in any trade which could expose the relevant Ship, any Finance Party, any manager of the Ships, the ships’ crew or the Ships’ insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions; and/or

(c)	in any transport of any goods that are prohibited to be sold, supplied, transferred, purchased, exported or imported under the Sanctions Program.

19.12.3	The Borrowers will prevent each Mortgaged Ship from trading to ports in any country or territory which is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, Burma (Myanmar), North Korea, Sudan and Syria as at the date of this Agreement) or carrying crude oil, petroleum products or petrochemical products or natural gas if they originate in any such country or territory, or are being exported from any such country or territory to any other country.

19.12.4	Without prejudice to the rights of the Finance Parties under any other provisions of this Agreement and the other Finance Documents, if an Owner finds out that its Ship, without its knowledge, has been sold, chartered, conferred, leased or otherwise provided directly or indirectly to any Prohibited Person, it shall terminate as soon as possible and in any case within thirty (30) days after the day it finds out that any of the events described in this clause has occurred the relationship with the Prohibited Person under the premise that the Finance Parties may commit a breach of law by this behaviour. In this case the Borrowers will also inform the Finance Parties immediately.

19.12.5	Each Owner will provide the Finance Parties upon their request with all relevant documentation related to its Mortgaged Ship, and the transported goods:

(a)	to demonstrate that such Owner is not acting in breach of the Sanctions Program; and

(b)	which a Finance Party is required to disclose to any regulatory authority pursuant to the Sanctions Program.

19.12.6	For the purposes of this clause 19.12 the following words shall have the following meanings:

Prohibited Person means any person with whom transactions are currently prohibited or restricted under:

(a)	the Office of Foreign Assets Control of the US Department of Treasury (OFAC); or

(b)	any other United States of America government sanction, export or procurement laws including, without limitation, the Sanctions Program; or

(c)	any other sanctions or other such restrictions on business dealings imposed by a member state of the European Union; or

(d)	any other sanctions or other restrictions on business dealings imposed by Switzerland,

(e)	including a person on any list of restricted entities, persons or organisations published by the United States of America government, the United Nations or the European Union or any member state of the European Union or Switzerland, including without limitation:

(i)	the United States of America Government’s List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List;

(ii)	Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets;

(iii)	the European Union Restricted Person Lists issued under Council Regulation (EC) No. 881/2002 of 27 May 2002, Council Regulation (EC) No. 2580/2001 of 27 December 2001 and Council Common Position 2005/725/CFSP of 17 October 2005;
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(iv)	the United Nations Consolidated List established and maintained by the 1267 Committee; and

(v)	the sanctions lists issued and administered by the State Secretariat for Economic Affairs of Switzerland.

Sanctions means any economic or trade sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority or any other relevant sanctions authority (whether or not any Obligor, any other Group Member or any Affiliate of any Group Member is legally bound to comply with such laws, regulations, embargoes or measures).

Sanctions Authority means any of:

(a)	the United States government;

(b)	the United Nations;

(c)	the United Kingdom;

(d)	the European Union (or any member state thereof); or

(e)	Switzerland,

and includes any government entity of any of the above, including, without limitation OFAC, the United States Department of State, Her Majesty’s Treasury (HMT) and the State Secretariat for Economic Affairs of Switzerland (SECO).

Sanctions Program means:

(a)	CISADA; and

(b)	any other Sanctions.

19.13	Borrowers’ own account

Each Obligor will ensure that any borrowing by it and/or the performance of its obligations hereunder and under the other Finance Documents to which it is a party will be for its own account and will not involve any breach by it of any law, or regulatory measure relating to money laundering as defined in the provisions of the directive (2005/60/EC) of the European Parliament and of the Council or any equivalent law or regulatory measure in any other jurisdiction.

19.14	Inspection

Each Obligor undertakes with the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents, upon the request of the Agent it shall provide the Finance Parties or any of their representatives, professional advisors and contractors with access to, and permit inspection of, books and records of any Group Member, in each case at reasonable times and upon reasonable notice.

19.15	Bribery and corruption

19.15.1	No Obligor shall engage in:

(a)	Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices, including the procurement or the execution of any contract for goods or works relating to its functions;

(b)	Money Laundering or acted in breach of any applicable law relating to Money Laundering; or
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(c)	the Financing of Terrorism.

19.15.2	Without prejudice to the generality of clause 19.15.1:

(a)	no Obligor or other Group Member will directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010 or the United States Foreign Corrupt Practices Act of 1977; and

(b)	the Borrowers shall procure that GLOP shall (and GLOP will procure that each other Group Member will):

(i)	conduct its business in compliance with the Bribery Act 2010 or the United States Foreign Corrupt Practices Act of 1977; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

19.15.3	For the purposes of this clause 19.15 and clause 18.9 (Money Laundering), the following definitions shall apply:

Collusive Practice means an arrangement between two or more parties without the knowledge, but designed to improperly influence the actions, of another party.

Corrupt Practice means the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to improperly influence the actions of another party.

Coercive Practice means impairing or harming or threatening to impair or harm, directly or indirectly, any party or its property or to improperly influence the actions of that party.

Financing of Terrorism means the act of providing or collecting funds with the intention that they be used, or in the knowledge that they are to be used, in order to carry out terrorist acts.

Fraudulent Practice means any action, including misrepresentation, to obtain a financial or other benefit or avoid an obligation, by deception.

Money Laundering means:

(a)	the conversion or transfer of property, knowing it is derived from a criminal offence, for the purpose of concealing or disguising its illegal origin or of assisting any person who is involved in the commission of the crime to evade the legal consequences of its actions;

(b)	the concealment or disguise of the true nature, source, location, disposition, movement, rights with respect to, or ownership of, property knowing that it is derived from a criminal offence; or

(c)	the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offence.

20	Dealings with Ships

Each Borrower undertakes that this clause 20 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

20.1	Ship’s name and registration

(a)	The Ship’s name shall only be changed after prior notice to the Agent.
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(b)	The Ship shall be permanently registered with the relevant Registry under the laws of its Flag State. Except with approval, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State) provided that no such approval shall be required for the registration of the Ship under the flag of another Approved Flag State as long as replacement Security Interests are granted in respect of the Ship (which are, in the opinion of the Majority Lenders, equivalent to those in place prior to such registration) in favour of the Security Agent and the other Finance Parties immediately following the registration of the Ship under the flag of that Approved Flag State. If that registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of that renewal at least 30 days before that date.

(c)	Nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

20.2	Sale or other disposal of Ship

Except with approval of the Agent (acting on the instructions of all the Lenders), no Owner will sell, or agree to transfer, abandon or otherwise dispose of its Ship or any share or interest in it if the net proceeds of sale would be insufficient to discharge the prepayment obligations of the Borrowers in respect of such sale under clause 7.6 (Sale or Total Loss). Where no approval is required under this clause, the Borrowers shall provide advance notice to the Agent of any such proposed sale and such sale shall be subject to the provisions (including the Borrowers’ prepayment obligations) of the same clause 7.6 (Sale or Total Loss) and the other payment obligations of the Borrowers under this Agreement resulting from such prepayment.

20.3	Manager

A manager of the Ship (other than the Managers) shall not be appointed unless that manager and the terms of its appointment are approved by all the Lenders, such approval not to be unreasonably withheld and it has delivered a duly executed Manager’s Undertaking to the Security Agent. The relevant Owner shall not agree to any material change to the terms of appointment of a manager whose appointment has been approved unless such change is also approved by all the Lenders, such approval not to be unreasonably withheld.

20.4	Copy of Mortgage on board

A properly certified copy of the relevant Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Agent or the Security Agent.

20.5	Notice of Mortgage

A framed printed notice of the Ship’s Mortgage shall be prominently displayed in the navigation room and in the Master’s cabin of the Ship. The notice must be in plain type and read as follows:

“NOTICE OF MORTGAGE

This Ship is subject to a first mortgage in favour of [here insert name of mortgagee] of [here insert address of mortgagee]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew’s wages and salvage”.

No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage.

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20.6	Conveyance on default

Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent’s request, immediately execute such form of transfer of title to the Ship as the Agent may require.

20.7	Chartering

20.7.1	Except with approval of the Majority Lenders and other than the relevant Charter, the relevant Owner shall not enter into any charter commitment for the Ship, which is:

(a)	a bareboat or demise charter or passes possession and operational control of the Ship to another person;

(b)	capable of lasting more than 12 calendar months (excluding any optional additional period not exceeding 30 days);

(c)	on terms as to payment or amount of hire which are materially less beneficial to it than the terms which at that time could reasonably be expected to be obtained on the open market for vessels of the same age and type as the Ship under charter commitments of a similar type and period; or

(d)	to an Affiliate.

20.8	Lay up

Except with approval by the Majority Lenders (such approval not to be unreasonably withheld), no Ship shall be laid up or deactivated.

20.9	Merchant use

The relevant Owner shall use the Ship only as a civil merchant trading ship.

20.10	Sharing of Earnings

Except with approval by the Majority Lenders, the relevant Owner shall not enter into any arrangement under which its Earnings from the Ship may be shared with anyone else.

20.11	Payment of Earnings

The relevant Owner’s Earnings from the Ship shall be paid in the way required by the Ship’s Deed of Covenant and any Charter Assignment. If any Earnings are held by brokers or other agents, they shall be paid to the Security Agent, if it requires this after the Earnings have become payable to it under the Ship’s Deed of Covenant and any Charter Assignment.

21	Chartering undertakings

Each Borrower undertakes that this clause 21 will be complied with in relation to each Mortgaged Ship and its Charter Documents throughout the Facility Period.

21.1	Variations

Except with approval by the Majority Lenders (not to be unreasonably withheld or delayed), the Charter Documents shall not be varied (and, for the avoidance of doubt, any assignment, transfer or novation of a Charter Document, whether from the relevant Owner or the relevant Charterer, without approval shall constitute a variation).

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21.2	Release of waivers

Except with approval, there shall be no release by the relevant Owner of any obligation of any other person under the Charter Documents (including by way of novation, assignment or transfer), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

21.3	Termination by Owner

Except with approval, the relevant Owner shall not terminate or rescind any Charter Document or withdraw the Ship from service under the Charter or take any similar action.

21.4	Charter performance

The relevant Owner shall perform its obligations under the Charter Documents and use its reasonable endeavours to ensure that each other party to them performs their obligations under the Charter Documents.

21.5	Notice of assignment

The relevant Owner shall give notice of assignment of the Charter Documents to the other parties to such documents in the form specified by the Charter Assignment for that Ship and shall ensure that the Agent receives a copy of that notice acknowledged by each addressee in the form specified therein at the times required under clause 4 (Conditions of Utilisation) and Schedule 3 (Conditions precedent).

21.6	Payment of Charter Earnings

All Earnings which the relevant Owner is entitled to receive under the Charter Documents shall be paid in the manner required by the Finance Documents.

21.7	Termination Cure

Without prejudice to the Obligors’ other obligations under the Finance Documents, if a Charter is cancelled or rescinded or (except as a result of the relevant Ship being a Total Loss) frustrated, or if any Ship is withdrawn from service under a Charter before the time that Charter was scheduled to expire, then the Borrowers shall use their best endeavours to ensure that:

(a)	as soon as possible after such cancellation, rescission, frustration or withdrawal, the relevant Owner of that Ship will enter into an approved time charter commitment in respect of that Ship on terms (including as to tenor, charter hire and credit standing of the charterer) which are in the opinion of the Agent (acting on the instructions of the Majority Lenders in their absolute and unfettered discretion) not less favourable to the relevant Owner, the Group and the Finance Parties than those of the original Charter for that Ship; and

(b)	forthwith after the entry into such charter commitment, the relevant Owner will grant in favour of the Security Agent a Security Interest in respect of such charter commitment in a document in such form as approved by the Lenders and the Security Agent and will provide and deliver to the Agent in respect of the same, any documents and evidence of the nature described in Schedule 3 (Conditions precedent) as required by the Agent.

21.8	Quiet Enjoyment

If required by the charterer of a replacement charter commitment referred to in clause 21.7 (Termination Cure) as a condition to entering into the same, the Lenders agree to instruct the Security Agent to enter into a quiet enjoyment agreement with such charterer on substantially the same terms as the Quiet Enjoyment Agreements in respect of any such replacement charter commitment.

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22	Condition and operation of Ships

Each Borrower undertakes that this clause 22 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

22.1	Defined terms

In this clause 22 and in Schedule 3 (Conditions precedent):

applicable code means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code).

applicable law means all laws and regulations applicable to vessels registered in the Ship’s Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time.

applicable operating certificate means any certificates or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code.

22.2	Repair

The Ship shall be kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship’s value is not reduced.

22.3	Modification

Except with approval by the Majority Lenders, the structure, type or performance characteristics of the Ship shall not be modified in a way which could or might materially alter the Ship or materially reduce its value.

22.4	Removal of parts

Except with approval by the Majority Lenders, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).

22.5	Third party owned equipment

Except with approval by the Majority Lenders, equipment owned by a third party shall not be installed on the Ship unless it can be removed without risk of causing damage to the structure or fabric of the Ship or without incurring significant expense.

22.6	Maintenance of class; compliance with laws and codes

The Ship’s class shall be the relevant Classification with the relevant Classification Society and neither the Classification nor the Classification Society of the Ship shall be changed without approval. The Ship and every person who owns, operates or manages the Ship shall comply with all laws applicable to vessels in the Flag State of the Ship or which for any other reason apply to the Ship or to its condition or operation and the requirements of all applicable codes. There shall be kept in force and on board the Ship or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person’s custody.

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22.7	Surveys

The Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests.

22.8	Inspection and notice of drydockings

The Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board the Ship at all reasonable times, subject to prior notice to the relevant Owner and without hindering the Ship’s operations, to inspect it and given all proper facilities needed for that purpose. The Agent shall be given reasonable advance notice of any intended drydocking of the Ship (whatever the purpose of that drydocking). The Borrowers shall bear the cost of only one such inspection of the Ship per calendar year unless there is an Event of Default.

22.9	Prevention of arrest

All debts, damages, liabilities and outgoings (due and payable and not contested by the relevant Borrower in good faith) which have given, or may reasonably give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances shall be promptly paid and discharged.

22.10	Release from arrest

The Ship, its Earnings and Insurances shall promptly within 15 days (or such longer period as may be approved) be released from any arrest, detention, attachment or levy, and any legal process against the Ship shall be promptly within 15 days (or such longer period as may be approved) discharged, by whatever action is required to achieve that release or discharge.

22.11	Information about Ship

The Agent shall promptly be given any information which it may reasonably require about the Ship or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor or any Manager, and copies of any applicable operating certificates.

22.12	Notification of certain events

The Agent shall promptly be notified of:

(a)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for such Ship;

(b)	any occurrence which may result in the Ship becoming a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;

(e)	any withdrawal of any applicable operating certificate;

(f)	the receipt of notification that any application for such a certificate has been refused;

(g)	any requirement or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and
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(h)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances.

22.13	Payment of outgoings

All tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly. Proper accounting records shall be kept of the Ship and its Earnings.

22.14	Evidence of payments

The Agent shall be allowed proper and reasonable access, subject to prior written notice and provided that the operations of the relevant Borrower are not in any way hindered, to those accounting records when it reasonably requests it and, when it reasonably requires it, shall be given satisfactory evidence that:

(a)	the wages and allotments and the insurance and pension contributions of the Ship’s crew are being promptly and regularly paid;

(b)	all deductions from its crew’s wages in respect of any applicable Tax liability are being properly accounted for; and

(c)	the Ship’s master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

22.15	Repairers’ liens

Except with approval by the Majority Lenders, the Ship shall not be put into any other person’s possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount unless the relevant Borrower has established to the reasonable satisfaction of the Agent that it has sufficient reserves with the Account Bank to pay for or that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.

22.16	Survey report

As soon as reasonably practicable after the Agent requests it, the Agent shall be given a report on the seaworthiness and/or safe operation of the Ship, from approved surveyors or inspectors. If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report.

22.17	Lawful use

The Ship shall not be employed:

(a)	in any way or in any activity which is unlawful under international law or the domestic laws of any relevant country;

(b)	in carrying illicit or prohibited goods;

(c)	in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated; or

(d)	if there are hostilities in any part of the world (whether war has been declared or not), in carrying contraband goods and the persons responsible for the operation of the Ship shall take all necessary and proper precautions to ensure that this does not happen, including participation in industry or other

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voluntary schemes available to the Ship and in which leading operators of ships operating under the same flag or engaged in similar trades generally participate at the relevant time.

22.18	War zones

Except with approval of the Majority Lenders, no Ship shall enter or remain in any zone which has been declared a war zone by any government entity or that Ship’s war risk insurers except if any requirements of that Ship’s insurers necessary to ensure that such Ship remains properly insured in accordance with the Finance Documents and complies with any requirements (including any requirement for the payment of extra insurance premiums) which the insurers specify have been satisfied and written notice has been given to the Agent.

23	Insurance

Each Borrower undertakes that this clause 23 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship’s Mortgage Period.

23.1	Insurance terms

In this clause 23:

excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value.

excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks.

hull cover means insurance cover against the risks identified in clause 23.2(a).

minimum hull cover means, in relation to a Mortgaged Ship, an amount equal at the relevant time to 120% of such proportion of the Loan as is equal to the proportion which the market value of such Mortgaged Ship bears to the aggregate of the market values of all of the Mortgaged Ships at the relevant time.

P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

23.2	Coverage required

The Ship shall at all times be insured, at the Borrowers’ own cost:

(a)	against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks and terrorism risks) on an agreed value basis, for at least its minimum hull cover and no less than its market value and the hull and machinery policy shall be for no less than 66.66% of the agreed insurable value);

(b)	against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);
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(c)	against such other risks and matters which the Agent (acting on the instructions of all Lenders) notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(d)	on terms which comply with the other provisions of this clause 23.

23.3	Placing of cover

The insurance coverage required by clause 23.2 (Coverage required) shall be:

(a)	in the name of the Ship’s Owner and (in the case of the Ship’s hull cover) no other person (other than any of the Finance Parties if required by the Majority Lenders) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Ship’s Insurances to the Security Agent in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);

(b)	if the Agent so requests, in the joint names of the Ship’s Owner and the Security Agent (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent for premiums or calls);

(c)	in dollars or another approved currency;

(d)	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations; and

(e)	on approved terms and with approved insurers or associations.

23.4	Deductibles

The aggregate amount of any excess or deductible under the Ship’s hull cover shall not exceed $1,000,000 without the Majority Lender’s approval.

23.5	Mortgagee’s insurance

The Borrowers shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force (unless the Borrowers have already taken out at their own cost in a manner previously approved by the Majority Lenders) in respect of the Ship and the other Mortgaged Ships on terms approved by the Agent (acting on the instructions of the Majority Lenders), or in considering or making claims under:

(a)	a mortgagee’s interest insurance and a mortgagee’s additional perils (all P&I risks) cover for the benefit of the Finance Parties for an aggregate amount of 110% of the Loan at such time; and

(b)	any other insurance cover which the Agent reasonably requires in respect of any Finance Party’s interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Security Documents).

23.6	Fleet liens, set off and cancellations

If the Ship’s hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

(a)	set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships); or
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(b)	cancel that cover because of non-payment of premiums in respect of such other vessels,

or the Borrowers shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels.

23.7	Payment of premiums

All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually by the Borrowers and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

23.8	Details of proposed renewal of Insurances

At least 14 days before any of the Ship’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

23.9	Instructions for renewal

At least seven days before any of the Ship’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

23.10	Confirmation of renewal

The Ship’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 23 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry.

23.11	P&I guarantees

Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided by the relevant Owner when required by the association.

23.12	Insurance documents

The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with the Ship’s Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to the Ship’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

23.13	Letters of undertaking

Unless otherwise approved where the Agent (upon the instructions of the Majority Lenders) is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

23.14	Insurance Notices and Loss Payable Clauses

The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by its Owner and, unless otherwise

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approved, each other person assured under the relevant cover (other than the Security Agent, if it is itself an assured).

23.15	Insurance correspondence

If so required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of the Ship’s Insurances as soon as they are available.

23.16	Qualifications and exclusions

All requirements applicable to the Ship’s Insurances shall be complied with and the Ship’s Insurances shall only be subject to approved exclusions or qualifications.

23.17	Independent report

The Agent, if required by a Lender, may, at the cost of the Borrowers, request and obtain a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Insurances. The Borrowers shall not bear the cost of more than one such report per Ship per calendar year, unless there is an Event of Default.

23.18	Collection of claims

All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under the Ship’s Insurances shall be provided promptly.

23.19	Employment of Ship

The Ship shall only be employed or operated in conformity with the terms of the Ship’s Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied).

23.20	Declarations and returns

If any of the Ship’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

23.21	Application of recoveries

All sums paid under the Ship’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged in which case such sums shall be applied in reimbursement of such costs incurred.

23.22	Settlement of claims

Any claim under the Ship’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval.

24	Minimum security value

Each Borrower undertakes that this clause 24 will be complied with throughout the Facility Period.

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24.1	Valuation of assets

For the purpose of the Finance Documents, the value at any time of any Mortgaged Ship or a Ship before the Utilisation or any other asset over which additional security is provided under this clause 24 will be its value as most recently determined in accordance with this clause 24.

24.2	Valuation frequency

Valuation of each Mortgaged Ship and each such other asset in accordance with this clause 24 may be required by the Agent at any time and shall be requested at least semi-annually.

24.3	Expenses of valuation

The Borrowers shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing:

(a)	one set of valuations of each Mortgaged Ship per half-year (which shall not include the costs and expenses of providing any valuations required under clause 4 (Conditions of Utilisation) which shall also be for the account of the Borrowers); and

(b)	in addition to those referred to in (a) above, any sets of valuations carried out at any time when an Event of Default has occurred and is continuing.

24.4	Valuations procedure

The value of any Mortgaged Ship and each Ship before the Utilisation shall be determined in accordance with this clause 24 and by valuers which are Approved Valuers. Additional security provided under this clause 24 shall be valued in such a way, on such a basis and by such persons (including the Agent itself) as may be approved by the Majority Lenders or as may be agreed in writing by the Borrowers and the Agent (acting on the instructions of the Majority Lenders).

24.5	Currency of valuation

Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency. If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent’s spot rate of exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.

24.6	Basis of valuation

Each valuation will be addressed to the Agent in its capacity as such, it will be not more than 6 weeks old from its delivery to the Agent and made:

(a)	without physical inspection (unless required by the Agent, acting on the instructions of the Majority Lenders);

(b)	on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller; and

(c)	without taking into account the benefit (but taking into account the burden) of any charter commitment.

24.7	Information required for valuation

The Borrowers shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.

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24.8	Approval of valuers

All valuers must be Approved Valuers.

24.9	Appointment of valuers

When a valuation is required for the purposes of this clause 24, the Agent or the Borrowers shall promptly appoint Approved Valuers to provide such a valuation. If the Borrowers fail to do so promptly, the Agent may appoint Approved Valuers to provide that valuation.

24.10	Number of valuers

Each valuation must be carried out by two Approved Valuers, both nominated by the Borrowers. If the Borrowers fail promptly to nominate any Approved Valuer then the Agent may nominate that Approved Valuer.

24.11	Differences in valuations

If valuations provided by individual Approved Valuers differ, the value of the relevant Ship for the purposes of the Finance Documents will be the mean average of those valuations. If the higher of the two valuations obtained pursuant to clause 24.10 (Number of valuers) in respect of a Ship is more than 115% of the lower of the two valuations then a third valuation of that Ship shall be obtained from an Approved Valuer nominated by the Borrowers (failing which, nominated by the Majority Lenders) and the value of that Ship for the purposes of the Finance Documents will be the mean average of those three valuations.

24.12	Security shortfall

If at any time the Security Value is less than the Minimum Value, the Agent may, and shall, if so directed by the Majority Lenders, by notice to the Borrowers require that such deficiency be remedied. The Borrowers shall then within 30 days of receipt of such notice ensure that the Security Value equals or exceeds the Minimum Value. For this purpose, the Borrowers may, at their option:

(a)	provide additional security over other assets approved by the Majority Lenders in accordance with this clause 24; and/or

(b)	prepay a part of the Loan under clause 7.4 (Voluntary prepayment) but on five Business Days’ notice instead of the period required by such clause.

24.13	Creation of additional security

The value of any additional security which the Borrowers offer to provide to remedy all or part of a shortfall in the amount of the Security Value will only be taken into account for the purposes of determining the Security Value if and when:

(a)	that additional security, its value and the method of its valuation have been approved by the Majority Lenders;

(b)	a Security Interest over that security has been constituted in favour of the Security Agent and/or the other Finance Parties in an approved form and manner;

(c)	this Agreement has been unconditionally amended in such manner as the Agent requires in consequence of that additional security being provided; and

(d)	the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to that amendment and additional security including documents and
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evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to that amendment and additional security and its execution and (if applicable) registration.

24.14	Security release

If the Security Value shall at any time exceed the Minimum Value, and the Borrowers shall previously have provided further security to the Security Agent and/or the other Finance Parties pursuant to clause 24.12 (Security shortfall), the Security Agent (on the instructions of the Agent) and the other Finance Parties shall, as soon as reasonably practicable after notice from the Borrowers to do so and subject to being indemnified to their satisfaction against the cost of doing so, release any such further security specified by the Borrowers provided that the Agent (acting on the instructions of the Majority Lenders) is satisfied that, immediately following such release, the Security Value will equal or exceed the Minimum Value and no other Event of Default shall have occurred and be continuing.

25	Bank accounts

Each Borrower undertakes that this clause 25 will be complied with throughout the Facility Period.

25.1	Revenue Account

25.1.1	Each Borrower shall be the holder of one or more Accounts with an Account Bank, each designated as a “Revenue Account” of that Borrower and its Ship for the purposes of the Finance Documents.

25.1.2	The Earnings of each Mortgaged Ship and all moneys payable to each Borrower under each Ship’s Insurances shall be paid by the persons from whom they are due to the relevant Revenue Account unless required to be paid to the Security Agent or any other Finance Parties under the relevant Finance Documents.

25.1.3	The Borrowers shall not withdraw amounts standing to the credit of a Revenue Account except as permitted by clause 25.1.4.

25.1.4	If there is no Event of Default which is continuing, a Borrower may withdraw any amounts from a Revenue Account for any purpose not prohibited by this Agreement and the other Finance Documents.

25.2	Other provisions

25.2.1	An Account may only be designated for the purposes described in this clause 25.2 if:

(a)	such designation is made in writing by the Agent and acknowledged by the Borrowers and specifies the names and addresses of the relevant Account Bank and the Account Holder(s) and the number and any designation or other reference attributed to the Account;

(b)	an Account Security has been duly executed and delivered by the relevant Account Holder(s) in favour of the Security Agent and/or any other Finance Parties;

(c)	any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and

(d)	the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Account and the Account Security including documents and evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to the Account and the relevant Account Security.
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25.2.2	The rates of payment of interest and other terms regulating any Account will be a matter of separate agreement between the relevant Account Holder(s) and an Account Bank. If an Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise.

25.2.3	The relevant Account Holder(s) shall not close any Account or alter the terms of any Account from those in force at the time it is designated for the purposes of this clause 25 or waive any of its rights in relation to an Account except with approval.

25.2.4	The relevant Account Holder(s) shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Account, notify the Security Agent of any claim or notice relating to an Account from any other party and provide the Agent with any other information it may request concerning any Account.

25.2.5	The Agent agrees that if it is an Account Bank in respect of an Account then there will be no restrictions on creating a Security Interest over that Account as contemplated by this Agreement and it shall not (except with the approval of the Majority Lenders) exercise any right of combination, consolidation or set-off which it may have in respect of that Account in a manner adverse to the rights of the other Finance Parties.

26	Business restrictions

Except as otherwise approved by the Majority Lenders each Borrower undertakes that throughout the Facility Period this clause 26 will be complied with by and in respect of each Obligor and their Affiliates (to the extent applicable).

26.1	General negative pledge

No Borrower shall permit any Security Interest to exist, arise or be created or extended over all or any part of its assets except for Permitted Security Interests.

26.2	Transactions similar to security

26.2.1	(Without prejudice to clauses 26.3 (Financial Indebtedness) and 26.6 (Disposals)), no Borrower shall:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby that asset is or may be leased to, or re-acquired by, any Affiliate other than pursuant to disposals permitted under clause 26.6 (Disposals);

(b)	sell, transfer, factor or otherwise dispose of any of its receivables;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect.

26.3	Financial Indebtedness

No Borrower shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

(a)	Financial Indebtedness incurred under the Finance Documents;

(b)	Financial Indebtedness owed to another Obligor which is subordinated to the Finance Documents on approved terms;
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(c)	Financial Indebtedness owed to trade creditors of that Borrower given in the ordinary course of its business; and

(d)	Financial Indebtedness permitted under clause 26.4 (Guarantees).

26.4	Guarantees

No Borrower shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except:

(a)	guarantees of obligations of Affiliates that are not Financial Indebtedness or obligations prohibited by any Finance Document;

(b)	guarantees in favour of its own trade creditors given in the ordinary course of its business or in order to avoid the creation of, or to release, a Permitted Maritime Lien; and

(c)	guarantees which are Financial Indebtedness permitted under clause 26.3 (Financial Indebtedness).

26.5	Bank accounts and other financial transactions

No Borrower shall:

(a)	maintain any bank accounts with a bank or financial institution except for the Accounts;

(b)	hold cash in any account other than in an Account; and

(c)	be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 26.

26.6	Disposals

No Borrower shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals so long as they are not prohibited by any other provision of the Finance Documents (including but not limited to 20.2 (Sale or other disposal of Ship):

(a)	disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity;

(b)	disposals of obsolete assets, or assets which are no longer required for the purpose of the business of the relevant Borrower, in each case for cash on normal commercial terms and on an arm’s length basis;

(c)	disposals permitted by clause 20.2 (Sale or other disposal of Ship);

(d)	dealings with its own trade creditors with respect to book debts in the ordinary course of trading; and

(e)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business.

26.7	Contracts and arrangements with Affiliates

No Borrower shall be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm’s length basis.

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26.8	Subsidiaries

No Borrower shall establish or acquire a company or other entity.

26.9	Acquisitions and investments

Except with approval from the Majority Lenders, no Borrower shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement except:

(a)	acquisitions of assets in the ordinary course of business (not being new businesses or vessels);

(b)	the incurrence of liabilities in the ordinary course of its business;

(c)	any loan or credit not otherwise prohibited under this Agreement; or

(d)	pursuant to any Finance Documents or Charter Documents to which it is party.

26.10	Reduction of capital

No Borrower shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.

26.11	Increase in capital

No Borrower shall issue shares or other equity interests to anyone in a manner which constitutes a Change of Control or an Event of Default under clause 27.21 (Legal and beneficial ownership).

26.12	Distributions and other payments

None of the Borrowers shall:

(a)	declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants for the time being in issue; or

(b)	make any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument, except to its respective Holding Company and provided no Default is continuing or would result from the making of such payment or declaration and such a dividend, distribution or payment is declared and made.

27	Events of Default

Each of the events or circumstances set out in clauses 27.1 (Non-payment) to 27.22 (Charters) is an Event of Default.

27.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable provided however that no

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Event of Default shall occur if a Disruption Event has occurred and such payment is made within three (3) Business Days of the due date.

27.2	Value of security

The Borrowers do not comply with clause 24.12 (Security shortfall).

27.3	Insurance

27.3.1	The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 23 (Insurance).

27.3.2	Any insurer either:

(a)	cancels any such Insurances and such Insurances are not immediately replaced by the Borrowers to the full satisfaction of the Lenders; or

(b)	disclaims liability under them by reason of any mis-statement or failure or default by any person.

27.4	Financial covenants

The Obligors do not comply with clause 19.12 (Sanctions); GLOP does not comply with any financial covenant pursuant to clause 5 (Financial covenants) of the GLOP Guarantee or makes a representation or statement pursuant to clause 5 (Financial covenants) of the GLOP Guarantee, which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

27.5	Other obligations

27.5.1	An Obligor or the Manager does not comply with any provision of the Finance Documents other than those referred to in clauses 27.1 (Non-payment), 27.2 (Value of security), 27.3 (Insurance) and 27.4 (Financial covenants)).

27.5.2	No Event of Default under clause 27.5.1 above will occur if the Agent (acting on the instructions of the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within ten (10) Business Days of the Agent giving notice to the Borrowers.

27.6	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

27.7	Cross default

27.7.1	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

27.7.2	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

27.7.3	The counterparty to a Treasury Transaction entered into by any Obligor becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).
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27.7.4	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

27.7.5	No Event of Default will occur under this clause 27.7 if the aggregate amount of Financial Indebtedness falling within clauses 27.7.1 to 27.7.4 above is:

(a)	less than $5,000,000 (or the equivalent in any other currency) in respect of the Guarantors; and/or

(b)	less than $1,000,000 (or the equivalent in any other currency) in respect of any Borrower.

27.8	Insolvency

27.8.1	An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

27.8.2	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

27.8.3	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.9	Insolvency proceedings

27.9.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets (including the directors of any Obligor requesting a person to appoint any such officer in relation to it or any of its assets); or

(d)	enforcement of any Security Interest over any assets of any Obligor, or any analogous procedure or step is taken in any jurisdiction.

27.9.2	Clause 27.9.1 shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious and is discharged, stayed or dismissed within seven days of commencement or, if earlier, the date on which it is advertised.

27.10	Creditors’ process

27.10.1	Any expropriation, attachment, sequestration, distress, execution or analogous process affects any asset or assets of any Obligor (having an aggregate value equal to or in excess of $5,000,000 (or the equivalent in any other currency) in respect of any of the Guarantors and $1,000,000 equivalent in any other currency) in respect of any other Obligor) and is not discharged within seven days. (or the

27.10.2	Any judgment or order for an amount in excess of $5,000,000 (or the equivalent in any other currency) in respect of any of the Guarantors and $1,000,000 (or the equivalent in any other
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currency) in respect of any other Obligor) is made against any Obligor and is not stayed or complied with within thirty (30) days.

27.11	Unlawfulness and invalidity

27.11.1	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be effective.

27.11.2	Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

27.11.3	Any Finance Document or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason.

27.11.4	Any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document or the ranking or priority of such security is adversely affected.

27.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.13	Expropriation

The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets.

27.14	Repudiation and rescission of Finance Documents

An Obligor rescinds or repudiates a Finance Document.

27.15	Litigation

Any litigation, alternative dispute resolution, arbitration or administrative proceeding is taking place against any Obligor or any of its assets, rights or revenues which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

27.16	Material Adverse Effect

Any Environmental Incident or other event or circumstance or series of events (including any change of law) occurs which the Majority Lenders reasonably believe has, or is reasonably expected to have, a Material Adverse Effect.

27.17	Security enforceable

Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable.

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27.18	Arrest of Ship

Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner fails to procure the release of such Ship within a period of 30 days thereafter (or such longer period as may be approved).

27.19	Ship registration

Except with approval, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if such Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 90 days of such date.

27.20	Political risk

The Flag State of any Mortgaged Ship or any Relevant Jurisdiction of an Obligor becomes involved in hostilities or civil war or there is a seizure of power in the Flag State or any such Relevant Jurisdiction by unconstitutional means if, in any such case, such event, in the reasonable opinion of the Agent, has or is reasonably expected to have, a Material Adverse Effect and, within 15 days of notice from the Agent to do so (or such longer period as may be approved), such action as the Agent may require to ensure that such event will not have such an effect has not been taken by the Borrowers.

27.21	Legal and beneficial ownership

27.21.1	Any Borrower ceases to be a direct or indirect wholly-owned subsidiary of GPHL; or

27.21.2	GPHL ceases to be a direct or indirect wholly-owned subsidiary of GLOP,

without the prior written consent of the Majority Lenders.

27.22	Charters

Except with approval by the Majority Lenders, a Charter of any Ship is cancelled or rescinded or (except as a result of the relevant Ship being a Total Loss) frustrated, or any Ship is withdrawn from service under its Charter before the time that Charter was scheduled to expire (any such Ship, an Affected Ship), provided however that no Event of Default shall occur under this clause 27.22 in relation to an Affected Ship, if the conditions under either paragraph (a) or paragraph (b) below are satisfied in respect of that Affected Ship:

(a)	within ***** days of such cancellation, rescission, frustration or withdrawal, the Borrowers at their option have:

(i)	prepaid the Loan by an amount equal to the total amount of the Loan multiplied by a fraction having as its numerator the market value of the relevant Affected Ship and as its denominator the aggregate of the market values of all Mortgaged Ships (including the relevant Affected Ship) (the Reduction Amount), each such market value as most recently determined in the manner set out in clause 24 (Minimum security value) and otherwise in accordance with clause 7.4 (Voluntary prepayment); or

(ii)	granted in favour of the Finance Parties cash collateral in the form of pledged or charged Dollar cash deposits in an amount which is no less than the Reduction

Amount and in such manner and form as acceptable to the Majority Lenders and, at their own cost and expense; or

(b)	within ***** days of such cancellation, rescission, frustration or withdrawal, the relevant Owner has entered into a new charter commitment in accordance with clause 21.7
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(Termination Cure) in respect of the Affected Ship, the Affected Ship has been delivered for service under such charter commitment, and the Borrowers are otherwise in compliance with such clause 21.7 (Termination Cure) in respect of such charter commitment.

27.23	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled; and/or

(b)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	declare that no withdrawals be made from any Account; and/or

(e)	exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
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Section 8 - CHANGES TO PARTIES

28	Changes to the Lenders

28.1	Assignments and transfers by the Lenders

Subject to this clause 28, a Lender (the Existing Lender) may assign any of its rights to another bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

28.2	Conditions of assignment

28.2.1	The prior written consent of the Borrowers is required for an assignment by a Lender, unless the assignment is to another Lender or an Affiliate of a Lender or a Default is continuing or imminent. The Agent will immediately advise the Borrowers of the assignment.

28.2.2	The Borrowers’ consent may not be unreasonably withheld or delayed and will be deemed to have been given five (5) Business Days after the Lender has requested consent unless consent is expressly refused within that time, Provided however that the Borrowers shall be entitled to withhold consent in its discretion if the assignment is to a trust or fund.

28.2.3	An assignment will only be effective:

(a)	on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrowers and the other Finance Parties as it would have been under if it was an Original Lender;

(b)	on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Original Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(c)	on the performance by the Agent of all “know your customer” or other checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(d)	if that Existing Lender assigns equal fractions of its Commitment and participation in the Loan (if drawn) under the Facility.

28.2.4	If:

(a)	a Lender transfers any of its rights or obligations or assigns any of its rights under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the transfer, assignment or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the transfer, assignment or change had not occurred unless the transfer, assignment or change is made by the Lender with the

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Borrowers’ agreement to mitigate any circumstances giving rise to a Tax Payment or increased cost, or a right to be prepaid and/or cancelled by reason of illegality.

28.2.5	Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the assignment and/or transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3	Fee

The New Lender shall, on each date upon which an assignment takes effect, pay to the Agent (for its own account) a fee of $3,000 per such assignment.

28.4	Limitation of responsibility of Existing Lenders

28.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;

(d)	the application of any Basel II Regulation or any Basel III Regulation to the transactions contemplated by the Finance Documents; or

(e)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

28.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of:

(i)	the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(ii)	the application of any Basel II Regulation or any Basel III Regulation to the transactions contemplated by the Finance Documents;

and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document;

(b)	will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(c)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
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28.4.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-assignment from a New Lender of any of the rights assigned under this clause 28; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents or otherwise.

28.5	Procedure for transfer

28.5.1	Subject to the conditions set out in clause 28.2 (Conditions of assignment) an assignment is effected in accordance with clause 28.5.4 below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under clause 28.2.3 which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document. The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.

28.5.2	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

28.5.3	The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.

28.5.4	Subject to clause 28.8 (Pro rata interest settlement), on the Transfer Date:

(a)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Transfer Certificate;

(b)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Transfer Certificate (but the obligations owed by the Obligors under the Finance Documents shall not be released); and

(c)	the New Lender shall become a Party to the Finance Documents as a “Lender” for the purposes of all the Finance Documents and will be bound by obligations equivalent to the Relevant Obligations.

28.5.5	Lenders may utilise procedures other than those set out in this clause 28.5 (Procedure for transfer) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 28.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders or the assumption of equivalent obligations by a New Lender provided that they comply with the conditions set out in clause 28.2 (Conditions of assignment).
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28.6	Copy of Transfer Certificate to Borrowers

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under clause 28.2.3, send a copy of that Transfer Certificate and such other documents to the Borrowers.

28.7	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 28, each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.8	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any assignment pursuant to clause 28.5 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

28.8.1	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period); and

28.8.2	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(a)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(b)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 28.8, have been payable to it on that date, but after deduction of the Accrued Amounts.
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29	Changes to the Obligors/Restriction on Debt Purchase Transactions

29.1	Changes to the Obligors

Except with the prior written consent of all the Lenders, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2	Prohibition on Debt Purchase Transactions by the Group

29.2.1	The Obligors shall not, and shall procure that each Group Member shall not, enter into any Debt Purchase Transaction or be a Lender or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

29.2.2	For so long as a Borrower’s Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)	in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Commitment shall be deemed to be zero; and

(b)	for the purposes of clause 39.3 (All Lenders matters), such Borrower’s Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless, in the case of a person not being a Borrower’s Affiliate, it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

29.2.3	Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Borrower’s Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 7 (Forms of Notifiable Debt Purchase Transaction Notice).

29.2.4	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(a)	is terminated; or

(b)	ceases to be with a Borrower’s Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 7 (Forms of Notifiable Debt Purchase Transaction Notice).

29.2.5	Each Borrower’s Affiliate that is a Lender agrees that:

(a)	in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)	in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.
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Section 9 - THE FINANCE PARTIES

30	Roles of Agent, Security Agent and Arranger

30.1	Appointment of the Agent

30.1.1	Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

30.1.2	Each such other Finance Party (other than the Security Agent) authorises the Agent:

(a)	to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)	to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it.

30.2	Instructions to Agent

30.2.1	The Agent shall:

(a)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.

30.2.2	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

30.2.3	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

30.2.4	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

30.2.5	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
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30.2.6	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 30.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

30.3	Duties of the Agent

30.3.1	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

30.3.2	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

30.3.3	Without prejudice to clause 28.6 (Copy of Transfer Certificate to Borrowers), clause 30.3.2 shall not apply to any Transfer Certificate.

30.3.4	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

30.3.5	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

30.3.6	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger or the Security Agent for their own account) under this Agreement it shall promptly notify the other Finance Parties.

30.3.7	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Role of the Arranger and Bookrunner

Except as specifically provided in the Finance Documents, neither the Arranger nor the Bookrunner has any obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

30.5	No fiduciary duties

30.5.1	Nothing in this Agreement constitutes the Agent, the Arranger or the Bookrunner as a trustee or fiduciary of any other person.

30.5.2	None of the Agent, the Security Agent, the Arranger or the Bookrunner shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

30.6	Business with the Group

The Agent, the Security Agent, the Arranger and the Bookrunner may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or their Affiliates and shall not be obliged to account to the other Finance Parties for any profits.

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30.7	Rights and discretions of the Agent

30.7.1	The Agent may:

(a)	rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to clauses 29.2.3 and 29.2.4) believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.

30.7.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 27.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;

(c)	any notice or request made by the Borrowers or any of them (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors; and

(d)	no Notifiable Debt Purchase Transaction:

(i)	has been entered into;

(ii)	has been terminated; or

(iii)	has ceased to be with a Borrower Affiliate.

30.7.3	The Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts in the conduct of its obligations and responsibilities under the Finance Documents.

30.7.4	Without prejudice to the generality of clause 30.7.3 or clause 30.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.
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30.7.5	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

30.7.6	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful default.

30.7.7	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

30.7.8	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent and the Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

30.7.9	Without prejudice to the generality of clause 30.7.7, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrowers and shall disclose the same upon the written request of the Majority Lenders.

30.7.10	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.7.11	Neither the Agent nor the Arranger shall be obliged to request any certificate, opinion or other information under clause 18 (Information undertakings) unless so required in writing by a Lender, in which case the Agent shall promptly make the appropriate request of the Borrowers if such request would be in accordance with the terms of this Agreement.

30.8	Responsibility for documentation and other matters

Neither the Agent nor the Arranger is responsible or liable for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or of any representations in any Finance Document or of any copy of any document delivered under any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document;
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(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)	any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)	accounting to any person for any sum or the profit element of any sum received by it for its own account;

(f)	the failure of any Obligor or any other party to perform its obligations under any Finance Document or any Charter Document or the financial condition of any such person;

(g)	ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent) under or pursuant to any of the Security Documents have been so deposited;

(h)	investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;

(i)	failing to register any of the Security Documents with the Registrar of Companies or any other public office;

(j)	failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;

(k)	failing to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(l)	(unless it is the same entity as the Security Agent) the Security Agent and/or any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under the Security Documents;

(m)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise;

(n)	making any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, reports, certificates or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

(o)	any unsuitability, inadequacy or unfitness of any Charged Property as security for the Loan and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property as security for the Loan; or

(p)	any damage to or any unauthorised dealing with the Charged Property nor shall it have any responsibility or liability arising from the fact that the Charged Property, or documents relating thereto, may be registered in its name or held by it or any other bank or agent selected by the Agent or the Security Agent.

30.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
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(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

30.10	Exclusion of liability

30.10.1	Without limiting clause 30.10.2 (and without prejudice to any other provision of the Finance Documents excluding or limiting the liability of the Agent) the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property, unless directly caused by its gross negligence or wilful default. For the avoidance of doubt and notwithstanding anything contained in the Finance Documents, the Agent shall not in any event be liable for any indirect or consequential loss (including, without limitation, loss of profit, business or goodwill) regardless of whether it was informed of the likelihood of such loss and irrespective of whether any such claim is made for breach of contract, in tort or otherwise;

(b)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property, unless directly caused by the gross negligence or wilful default of the Agent and in the course of the exercise or non exercise by it of any right, power, authority or discretion given to it expressly under a Finance Document; or

(c)	without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(d)	any act, event or circumstance not reasonably within its control; or

(e)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

30.10.2	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause 30.10 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

30.10.3	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

30.10.4	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:
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(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

30.10.5	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

30.11	Lenders’ indemnity to the Agent

30.11.1	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against:

(a)	any Losses for negligence or any other category of liability whatsoever incurred by the Agent in the circumstances contemplated pursuant to clause 33.11 (Disruption to payment systems etc) notwithstanding the Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent); and

(b)	any other Losses (otherwise than by reason of the Agent’s gross negligence or wilful default) including the costs of any person engaged in accordance with clause 30.7 (Rights and discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents, in each case incurred by the Agent in acting as such under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property) and this clause 30.11 as applied in favour of the Security Agent pursuant to clause 30.21 (Application of certain clauses to Security Agent) shall be without prejudice to any right to indemnity by law given to trustees generally and any other indemnity in the Security Agent’s favour in any other Finance Document.

The indemnities contained in this clause 30.11 shall survive the termination or discharge of this Agreement.

30.11.2	Subject to clause 30.11.3, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to clause 30.11.1.

30.11.3	Clause 30.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.
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30.12	Resignation of the Agent

30.12.1	The Agent may resign without giving any reason therefor and appoint one of its Affiliates as successor by giving notice to the Lenders, the Security Agent and the Borrowers.

30.12.2	Alternatively the Agent may resign without giving any reason therefor by giving 30 day’s notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

30.12.3	If the Majority Lenders have not appointed a successor Agent in accordance with clause 30.12.2 above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent.

30.12.4	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 30.12.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 30 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will (subject to approval by the Majority Lenders, which approval shall not be unreasonably withheld or delayed) bind the Parties.

30.12.5	The retiring Agent shall, either at the Lenders’ expense if it has been required to resign pursuant to clause 30.13 (Replacement of the Agent) or otherwise at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrowers shall, within three (3) Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

30.12.6	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

30.12.7	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 30.12.5) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent and the Security Agent) and this clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.13	Replacement of the Agent

30.13.1	After consultation with the Borrowers, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

30.13.2	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

30.13.3	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be
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discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 30.13.2) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent and the Security Agent) and this clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

30.13.4	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.14	Confidentiality

30.14.1	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.

30.14.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

30.14.3	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Relationship with the Lenders

30.15.1	Subject to clause 28.8 (Pro rata interest settlement) the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as a Lender acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

30.15.2	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 35.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of clause 35.2 (Addresses) and clause 35.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.15.3	Each Lender shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent or the Security Agent to perform its functions as Agent or Security Agent.
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30.15.4	Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

30.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor and other Group Member;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document;

(c)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(d)	whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(e)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document or any Charter Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document; and

(f)	the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property.

30.17	Agent’s management time and additional remuneration

Any amount payable to the Agent under clause 14.3 (Indemnity to the Agent and the Security Agent), clause 16 (Costs and expenses) and clause 30.11 (Lenders’ indemnity to the Agent) (and in the case of the Security Agent, as extended to it by virtue of clause 30.21 (Application of certain clauses to Security Agent)) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fees).

30.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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30.19	Common parties

Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the Finance Parties and (as appropriate) security agent and trustee for the Finance Parties. Where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.

30.20	Security Agent

30.20.1	Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to the beneficiaries of those Security Documents.

30.20.2	Each other Finance Party authorises the Security Agent:

(a)	to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)	to execute each of the Security Documents and all other documents that may be approved by the Agent for execution by it.

30.20.3	The Security Agent accepts its appointment under clause 30.20 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself and the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in clauses 30.20 (Security Agent) - 30.27 (Indemnity from Trust Property) (inclusive) and the Security Documents to which it is a party.

30.21	Application of certain clauses to Security Agent

30.21.1	Clauses 30.7 (Rights and discretions of the Agent), 30.8 (Responsibility for documentation and other matters), clause 30.9 (No duty to monitor), 30.10 (Exclusion of liability), 30.11 (Lenders’ indemnity to the Agent), 30.12 (Resignation of the Agent), 30.13 (Replacement of the Agent) 30.14 (Confidentiality), 30.15 (Relationship with the Lenders), 30.16 (Credit appraisal by the Lenders), 30.17 (Agent’s management time and additional remuneration) and 30.18 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the “Agent” in these clauses shall extend to include in addition a reference to the “Security Agent” in its capacity as such and, in clause 30.7 (Rights and discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent.

30.21.2	In addition, clause 30.12 (Resignation of the Agent) and clause 30.13 (Replacement of Agent) shall, for the purposes of their application to the Security Agent pursuant to clause 30.21.1, have the following additional sub-clause inserted after them:

At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the Borrowers (except where the Security Agent is retiring under clause 30.12.1 as extended to it by clause 30.21.1, in which case such costs

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shall be borne by the Lenders (in proportion (if no part of the Loan is then outstanding) to their shares of the Total Commitments or (at any other time) to their participation in the Loan).

30.21.3	Clause 30.7 (Rights and discretions of the Agent) shall, for the purposes of its application to the Security Agent pursuant to clause 30.21.1, read as follows:

“The Security Agent may, at the cost of the Borrowers, rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party), whether or not liability thereunder is limited by reference to monetary cap or otherwise, and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.”.

30.21.4	Clause 30.10 (Exclusion of liability) shall, for the purposes of its application to the Security Agent pursuant to clause 30.21.1, include the following after sub clause 30.10.1(b):

“(c) any shortfall which arises on the enforcement or realisation of the Security Interests created by the Finance Documents.”.

30.21.5	Clause 30.14 (Confidentiality) shall, for the purposes of its application to the Security Agent pursuant to clause 30.21.1, be read and construed as to refer to “its agency and trust department” instead of “its department, division or team directly responsible for the management of the Finance Documents”.

30.21.6	Without prejudice to the generality of any other provision of this Agreement or any other Security Document, the entry into possession of the Charged Property shall not render the Security Agent or any Receiver liable to account as mortgagee in possession thereunder (or its equivalent in any other applicable jurisdiction) or take any action which would expose it to any liability in respect of Environmental Claims in respect of which it has not been indemnified and/or secured and/or pre-funded to its satisfaction or to be liable for any loss on realisation or for any default or omission on realisation or for any default or omission for which a mortgagee in possession might be liable unless such loss, default or omission is caused by its own gross negligence or wilful default.

30.21.7	The Security Agent shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Security Agent or any agent under this Agreement or the other Security Documents has happened or to monitor or supervise the observance and performance by the Borrowers, any agent or any of the other parties thereto of their respective obligations thereunder and, until it shall have actual knowledge or express notice to the contrary, the Security Agent shall be entitled to assume that no such event, condition or act has happened and that the Borrowers, the agents and the other parties thereto are observing and performing all their respective obligations thereunder.

30.22	Instructions to Security Agent

30.22.1	The Security Agent shall:

(a)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above even though it may subsequently be found that there was a defect on the giving of such instruction.

30.22.2	The Security Agent shall be entitled to (but not obliged to) request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or
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refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

30.22.3	Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

30.22.4	The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT or other applicable tax) which it may incur in complying with those instructions.

30.22.5	For the avoidance of doubt, no provision of this Agreement shall require the Security Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security and/or prefunding against such risk or liability is not assured to it.

30.22.6	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

30.22.7	The Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 30.22.7 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

30.22.8	The Security Agent shall have no responsibility whatsoever to the Borrowers, the Agent, or any Finance Party as regards any deficiency which might arise because the Security Agent is subject to any Tax in respect of all or any of the Charged Property, the income therefrom or the proceeds thereof.

30.22.9	Until the delivery of an enforcement notice pursuant to clause 27.23 (Acceleration), the moneys standing to the credit of any accounts comprised in the Security Documents shall be dealt with in accordance with the provisions of this Agreement and the Security Documents and the Security Agent shall not be responsible in such circumstances or at any other time for any liabilities (howsoever described) suffered by any person, whether by reason of depreciation in value or by fluctuation in exchange rates or otherwise.

30.23	Order of application

30.23.1	The Security Agent agrees to apply the Trust Property and each other beneficiary of the Security Documents agrees to apply all moneys received by it in the exercise of its rights under the Security Documents in accordance with the following respective claims:

(a)	first, as to a sum equivalent to the amounts payable to the Security Agent under the Finance Documents (excluding any amounts received by the Security Agent pursuant to clause 30.11 (Lenders’ indemnity to the Agent) as extended to the Security Agent pursuant to clause 30.21 (Application of certain clauses to Security Agent)), for the Security Agent absolutely;

(b)	secondly, as to a sum equivalent to the amounts payable to the Agent under the Finance Documents (excluding any amounts received by the Agent pursuant to clause 30.11 (Lenders’ indemnity to the Agent)), for the Agent absolutely;

(c)	thirdly, as to a sum equivalent to the aggregate amount then due and owing to the other Finance Parties under the Finance Documents, for those Finance Parties
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absolutely for application between them in accordance with clause 33.5 (Partial payments);

(d)	fourthly, until such time as the Security Agent is satisfied that all obligations owed to the Finance Parties have been irrevocably and unconditionally discharged in full, held by the Security Agent on a suspense account for payment of any further amounts owing to the Finance Parties under the Finance Documents and further application in accordance with this clause 30.23.1 as and when any such amounts later fall due;

(e)	fifthly, to such other persons (if any) as are legally entitled thereto in priority to the Obligors; and

(f)	sixthly, as to the balance (if any), for the Obligors by or from whom or from whose assets the relevant amounts were paid, received or recovered or other person entitled to them.

30.23.2	The Security Agent and each other beneficiary of the Security Documents shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent), any other beneficiary of the Security Documents or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent, any other beneficiary of the Security Documents or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrowers or any other person liable.

30.23.3	The Security Agent and/or any other beneficiary of the Security Documents shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this clause 30.23 by paying such amounts to the Agent for distribution in accordance with clause 33 (Payment mechanics).

30.24	Powers and duties of the Security Agent as trustee of the security

In its capacity as trustee in relation to the Trust Property, the Security Agent:

(a)	shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement;

(b)	shall (subject to clause 30.23 (Order of application)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent’s gross negligence or wilful default and shall not be liable to account for an amount of interest greater than the standard amount that would be payable to an independent customer;

(c)	may, in the conduct of its obligations under and in respect of the Security Documents instead of acting personally, employ and pay any agent (whether being a lawyer or any
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other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) or may delegate to any person on any terms (including the power to sub-delegate) and on the basis that (i) any such agent or delegate engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent or delegate if the Security Agent shall have exercised reasonable care in the selection of such agent; and

(d)	may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company;

(e)	may, unless and to the extent the express provisions of any Security Document provide otherwise, do any act or thing in the exercise of any of its duties under the Finance Documents which in its absolute discretion (in the absence of any instructions of the Agent as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Finance Parties;

(f)	may, unless the express provisions of any such Security Document provide otherwise, if authorised by the Agent, amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any provision of, or grant consents under any of the Security Documents to which it is a party, any such amendment, variation, waiver or consent so authorised to be binding on all the parties hereto and that Security Agent to be under no liability whatsoever in respect thereof;

(g)	shall not be bound to disclose to any other person (including but not limited to any other Finance Party) (i) any confidential information or (ii) any other information, if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(h)	shall have no responsibility to make any payment, deduction or withholding of any Tax or governmental charge as a result of the Security Agent (i) holding the Security Interests created by the Finance Documents or (ii) enforcing such Security Interests created by the Finance Documents;

(i)	shall not have, or be deemed to have, any relationship of trust or agency with any Obligor; and

(j)	shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied) and the role and functions of the Security Agent under this Agreement shall be purely mechanical and administrative in nature and, subject to the terms of this Agreement, acting on the instructions of the Agent.

30.24.2	The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise. Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts
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constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

30.25	All enforcement action through the Security Agent

30.25.1	None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only, or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

30.25.2	None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except with the prior written consent of the Agent (acting through the Security Agent and on the instructions of the Majority Lenders). If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document.

30.26	Co-operation to achieve agreed priorities of application

The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 30.23 (Order of application).

30.27	Indemnity from Trust Property

30.27.1	In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a Relevant Person) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person:

(a)	in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents;

(b)	as a result of any breach by an Obligor of any of its obligations under any Finance Document;

(c)	in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents.

30.27.2	The rights conferred by this clause 30.27 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of,
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any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this clause 30.27 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful default.

30.28	Finance Parties to provide information

The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 30.23 (Order of application) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, clause 33.5 (Partial payments) and clause 30.23 (Order of application).

30.29	No Reliance on Security Agent

It is understood and agreed by each Finance Party (other than the Security Agent) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor and, accordingly, each other Finance Party warrants to the Security Agent that it has not relied and will not hereafter rely on the Security Agent:

(a)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided to it by the Obligors or any other person in connection with any of the Finance Documents, the Charged Property or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Finance Party by the Security Agent);

(b)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, the Charged Property, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, the Charged Property, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)	to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents, the Charged Property or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)	to check or enquire on its behalf into the ownership, value, existence or sufficiency of any Charged Property, the priority of any of the Security Interests, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same; or

(e)	to assess or keep under review on its behalf the identity, financial condition, creditworthiness, condition, affairs, status or nature of any Obligor or other Group Member.

30.30	Release to facilitate enforcement and realisation

Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the

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purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in a Borrower, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against that Borrower and of all Security Interests over the assets of that Borrower.

30.31	Undertaking to pay

Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

30.32	Additional trustees

The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrowers to appoint any person either to act as separate trustee or as co-trustee jointly with the Security Agent:

(a)	if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties;

(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained,

and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

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30.33	Non-recognition of trust

It is agreed by all the parties to this Agreement that:

(a)	in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this clause 30, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

(b)	the provisions of this clause 30 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

30.34	Security Agent’s Ongoing Fees

30.34.1	The Borrowers shall pay to the Agent and the Security Agent certain fees in accordance with clause 11 (Fees).

30.34.2	If:

(a)	a Default has occurred; or

(b)	the Security Agent considers it expedient and/or necessary or is requested by the Borrowers or any Finance Party or group of Finance Parties to undertake duties which the Security Agent considers to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents (which for the avoidance of doubt shall include any amendments to the Finance Documents and the time incurred in relation thereto), the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable taxes thereon) which shall be calculated by reference to its hourly rates in force from time to time.

30.35	Insurance by Security Agent

Where the Security Agent is named on any insurance policy (including the Insurances) as an insured party and/or loss payee, the Security Agent shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen (14) days after receipt of that request. The Security Agent shall have no obligation to, nor any liability for any failure to, insure any of the Charged Property.

30.36	Custodians and nominees

The Security Agent may (to the extent legally permitted) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings

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incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.37	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

30.38	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any applicable jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

30.39	Interest on Demand

If the Borrowers fail to pay any amount payable by them to the Security Agent under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on such sum) at the rate which is two per cent. (2%) per annum over the rate at which the Security Agent was being offered, by prime banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for such period(s) as the Security Agent may from time to time select.

30.40	Release of Security

If the Agent, with the approval of all the other Finance Parties, shall determine that all of the amounts owing under the Finance Documents and all other obligations the discharge of which is secured by any of the Security Documents have been fully and finally discharged and none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Borrowers under or pursuant to this Agreement or any other Finance Document, the trusts herein set out shall be wound up and the Security Agent shall, at the request and cost of the Borrowers and acting on the instructions of the Agent, release, without recourse or warranty, all of the security then held by it, whereupon the Security Agent, the Agent, the Lenders and the Obligors shall be released from their obligations hereunder (save for those which arose prior to such winding up).

31	Conduct of business by the Finance Parties

31.1	Finance Parties tax affairs

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
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31.2	Finance Parties acting together

Notwithstanding clause 2.2 (Finance Parties’ rights and obligations), if the Agent makes a declaration under clause 27.23 (Acceleration) the Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrowers, any Obligors or any Subsidiaries of an Obligor and generally administer the Facility in accordance with the wishes of the Majority Lenders. All the Finance Parties shall be bound by the provisions of this clause and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Majority Lenders.

This clause shall not override clause 30 (Roles of Agent, Security Agent and Arranger) as it applies to the Security Agent.

31.3	Majority Lenders

31.3.1	Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders (a majority decision), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case.

31.3.2	If, within ten Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 66 2/3 per cent. of those Lenders (measured in terms of the total Commitments of those Lenders) which have so responded.

31.3.3	For the purposes of clause 31.3.2, any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

31.3.4	Clauses 31.3.2 and 31.3.3 shall not apply in relation to those matters referred to in, or the subject of, clause 39.2 (Exceptions).

31.4	Conflicts

31.4.1	Each Borrower acknowledges that the Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an Arranger Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrowers may have conflicting interests in respect of the Facility or otherwise.

31.4.2	No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of the Arranger Group has as Agent in respect of the Finance Documents. The
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Borrowers also acknowledge that no member of an Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

31.4.3	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

32	Sharing among the Finance Parties

32.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 33 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 33.5 (Partial payments).

32.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 33.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

On a distribution by the Agent under clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and
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(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5	Exceptions

32.5.1	This clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

32.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings in accordance with the terms of this Agreement, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)	the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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Section 10 - ADMINISTRATION

33	Payment mechanics

33.1	Payments to the Agent

33.1.1	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

33.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London as specified by the Agent) with such bank as the Agent, in each case specifies.

33.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 33.3 (Distributions to an Obligor) and clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London as specified by that Party).

33.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback

33.4.1	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

33.4.2	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5	Partial payments

33.5.1	If the Agent receives a payment for application against amounts due under the Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent or the Arranger under those Finance Documents;
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(b)	secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 30.11 (Lenders’ indemnity to the Agent) including any amount resulting from the indemnity to the Security Agent under clause 30.21.1 (Application of certain clauses to Security Agent);

(c)	thirdly, in or towards payment to the Lenders pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(d)	fourthly, in or towards payment to the Lenders pro rata of any principal which is due but unpaid under those Finance Documents; and

(e)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

33.5.2	The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (b) to (d) of clause 33.5.1.

33.5.3	Clauses 33.5.1 and 33.5.2 above will override any appropriation made by an Obligor.

33.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

33.7.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

33.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Payments on demand

For the purposes of clause 27.1 (Non-payment) and subject to the Agent’s right to demand interest under clause 8.3 (Default interest), payments on demand shall be treated as paid when due if paid within three (3) Business Days of demand.

33.9	Currency of account

33.9.1	Subject to clauses 33.9.2 to 33.9.3, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

33.9.2	A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

33.9.3	Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

33.9.4	All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.
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33.10	Change of currency

33.10.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(b)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

33.10.2	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

33.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Payment Disruption Event has occurred or the Agent is notified by the Borrowers that a Payment Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Payment Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 39 (Amendments and grant of waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, or for any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 33.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
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33.12	Impaired Agent

33.12.1	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 33.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

33.12.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

33.12.3	A Party which has made a payment in accordance with clause 33.1 (Payments to the Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

33.12.4	Promptly upon the appointment of a successor Agent in accordance with clause 30.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with clause 33.1 (Payments to the Agent) shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with clause 33.2 (Distributions by the Agent).

34	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purpose of this clause the term “Finance Party” includes each of the relevant Finance Party’s holding companies and its subsidiaries and each subsidiary of the relevant Finance Party’s holding companies (as defined in the Companies Act 2006).

35	Notices

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter sent by registered post.

35.2	Addresses

The address, and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of any Obligor which is a Party, that identified with its name in Schedule 1 (The original parties);

(b)	in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;
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(c)	in the case of any Original Lender, the Security Agent, the Agent and any other original Finance Party that identified with its name in Schedule 1 (The original parties); and

(d)	in the case of each other Lender or Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity,

or, in each case, any substitute address, fax number, or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by no less than five Business Days’ notice.

35.3	Delivery

35.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter sent by registered post, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 35.2 (Addresses), if addressed to that department or officer.

35.3.2	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

35.3.3	All notices from or to an Obligor shall be sent through the Agent.

35.3.4	Any communication or document made or delivered to the Borrowers in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

35.3.5	Any communication or document which becomes effective, in accordance with clauses 35.3.1 to 35.3.4 above, after 5:00 pm in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address and fax number

Promptly upon changing its own address or fax number pursuant to clause 35.2 (Addresses), the Agent shall notify the other Parties.

35.5	Electronic communication

35.5.1	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days notice.
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35.5.2	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

35.5.3	Any electronic communication which becomes effective, in accordance with clause 35.5.2 above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.5.4	In particular, the Obligors are aware and acknowledge that:

(a)	the unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn about a banking relationship;

(b)	the information can be changed and manipulated by a third party;

(c)	the sender’s identity (sender of any electronic communication) can be assumed or otherwise manipulated;

(d)	the exchange of information can be delayed or disrupted due to transmission errors, technical faults, disruptions, malfunctions, illegal interventions, network overload, the malicious blocking of electronic access by third parties, or other shortcomings on the part of the network provider. In certain situations, time-critical orders and instructions might not be processed on time; and

(e)	the Finance Parties assume no liability for any loss incurred as a result of manipulation of the electronic address or content nor is it liable for any loss incurred by the Borrowers or any other Obligor due to interruptions and delays in transmission caused by technical problems.

35.5.5	The Finance Parties are entitled to assume that all the orders and instructions, and communications in general, received from the Borrowers or any other Obligor or a third party are from an authorised individual, irrespective of the existing signatory rights in accordance with the commercial register (or any other applicable equivalent document) or the specimen signature provided to any Finance Party. The Obligors shall further procure that all third parties referred to herein agree with the use of electronic communication and are aware of the above terms and conditions related to the use of electronic communication.

35.6	English language

35.6.1	Any notice given under or in connection with any Finance Document shall be in English.

35.6.2	All other documents provided under or in connection with any Finance Document shall be:

(a)	in English; or

(b)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
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35.7	Communication with Agent when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant parties directly. This provision shall not operate after a replacement Agent has been appointed.

36	Calculations and certificates

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Interbank Market differs, in accordance with that market practice.

37	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

39	Amendments and grant of waivers

39.1	Required consents

39.1.1	Subject to clauses 39.2 (Exceptions), 39.3 (All Lenders matters) and 39.4 (Other exceptions), any term of the Finance Documents may be amended or waived with the consent of the Agent (acting on the instructions of the Majority Lenders and, if it affects the rights and obligations of the Agent or the Security Agent, the consent of the Agent or the Security Agent) and any such amendment or waiver agreed or given by the Agent will be binding on all the Finance Parties.

39.1.2	The Agent may (or, in the case of the Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.
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39.2	Exceptions

39.2.1	No amendment or waiver may be made before the date falling ten (10) Business Days after the terms of that amendment or waiver have been notified by the Agent to the Lenders, unless each Lender is a FATCA Protected Lender. The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrowers.

39.2.2	Without prejudice to the generality of sub-clauses 30.7.2(d), 30.7.4 and 30.7.5 of clause 30.7 (Rights and discretions of Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

39.2.3	Each Obligor agrees to any such amendment or waiver permitted by this clause 39 which is agreed to by the Borrowers. This includes any amendment or waiver which would, but for this clause 39.2.3, require the consent of the Guarantors.

39.3	All Lenders matters

39.3.1	An amendment, waiver or discharge or release or a consent of, or in relation to, the terms of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in clause 1.1 (Definitions);

(b)	the definition of “Last Availability Date” in clause 1.1 (Definitions);

(c)	an extension to the date of payment of any amount under the Finance Documents or an extension of any period within which the Facility is available;

(d)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated;

(e)	an increase in, or an extension of, any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders pro rata under the Facility;

(f)	a change to the Borrowers or any other Obligor;

(g)	any provision which expressly requires the consent or approval of all the Lenders;

(h)	clause 2.2 (Finance Parties’ rights and obligations), clause 17.32 (CISADA), clause 17.33 (Sanctions), clause 19.12 (Sanctions), clause 28 (Changes to the Lenders), clause 32.1 (Payments to Finance Parties), this clause 39, clause 42 (Governing Law) or clause 43 (Enforcement);

(i)	the order of distribution under clause 33.5.1;

(j)	the order of distribution under clause 30.23.1;

(k)	the currency in which any amount is payable under any Finance Document;

(l)	the nature or scope of the Charged Property or any Guarantee or the manner in which the proceeds of enforcement of the Security Documents are distributed; or

(m)	the circumstances in which the security constituted by the Security Documents (including the Guarantees) are permitted or required to be released or reassigned under any of the Finance Documents,

shall not be made, or given, without the prior consent of all the Lenders.

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39.4	Other exceptions

39.4.1	If the Agent or a Lender reasonably believes that an amendment or waiver to any term of this Agreement, may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Borrowers and the Agent accordingly, that amendment or waiver may not be effected without the consent of the Agent or that Lender (as the case may be). The consent of a Lender shall not be required pursuant to this clause if that Lender is a FATCA Protected Lender.

39.4.2	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, the Security Agent or the Arranger (as the case may be).

39.4.3	Notwithstanding clauses 39.1 (Required consents), 39.3 (All Lenders matters) and 39.4 (Other exceptions) (inclusive), the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

39.5	Disenfranchisement of Defaulting Lenders

39.5.1	For so long as a Defaulting Lender has any Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitment has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its Commitment.

39.5.2	For the purposes of this clause 39.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(b)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.6	Replacement of a Defaulting Lender

39.6.1	The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law such Lender shall) transfer pursuant to clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Borrowers, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents (or at any other purchase price approved by all of the other Lenders who are not Defaulting Lenders at the time).
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39.6.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(a)	the Borrowers shall have no right to replace the Agent or Security Agent;

(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)	the transfer must take place no later than 14 days after the notice referred to in clause 39.6.1 above; and

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

39.7	Releases

Except with the approval of all the Lenders or for a release which is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release:

(a)	any Charged Property from the security constituted by any Security Document; or

(b)	any Obligor from any of its guarantee or other obligations under any Finance Document.

40	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41	Confidentiality

41.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential at all times and not to disclose it to anyone, save to the extent permitted by clause 41.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose (without the consent of the Obligors) to any of its Affiliates, employees (including service and settlement employees), or any of its employees, officers, directors, representatives or advisers, and to any other person:

(a)	in the case of a Lender, to (or through) whom that Lender assigns (or may potentially assign) all or any of its rights and obligations under the Finance Documents;

(b)	in the case of a Lender, to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 28.7 (Security over Lenders’ rights);

(c)	in the case of a Lender, with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor;
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(d)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(e)	in order to preserve or enforce any rights any Finance Party may have under the Security Documents;

(f)	which is such Finance Party’s professional advisers (including auditors, lawyers, accountants, surveyors, valuers, insurers, insurance advisors and brokers);

(g)	which is a rating agency (including its professional advisers); or

(h)	in the case of the Security Agent, in the course of the performance of its functions under the Finance Documents,

any information about any Obligor, the Group and the Finance Documents as that Finance Party shall consider appropriate; and any Finance Party may disclose (with the consent of the Borrowers) to any other person not included in paragraphs (a) - (h) above, any information about any Obligor, the Group and the Finance Documents as that Finance Party shall consider appropriate; and, in the case of any advisers or persons under paragraph (f) and (g) who do not already owe a duty of confidentiality to that Finance Party or any of the persons described in paragraphs (a) and (c) above, subject to the entry into a confidentiality undertaking by any such persons.

41.3	Disclosure to numbering service providers

41.3.1	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(a)	names of Obligors;

(b)	country of domicile of Obligors;

(c)	place of incorporation of Obligors;

(d)	date of this Agreement;

(e)	clause 42 (Governing law);

(f)	the names of the Agent and the Arranger;

(g)	date of each amendment and restatement of this Agreement;

(h)	amount of Total Commitments;

(i)	currency of the Facility;

(j)	type of the Facility;

(k)	ranking of the Facility;

(l)	the term of the Facility;

(m)	changes to any of the information previously supplied pursuant to paragraphs (a) to (l) above; and

(n)	such other information agreed between such Finance Party and the Borrowers,
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to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

41.3.2	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

41.3.3	The Borrowers represent that none of the information set out in clauses 41.3.1(a) to 41.3.1(m) above is, nor will at any time be, unpublished price-sensitive information.

41.3.4	The Agent shall notify the Borrowers and the other Finance Parties of:

(a)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(b)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

41.4	Entire agreement

This clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Continuing obligations

The obligations in this clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
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Section 11 - GOVERNING LAW AND ENFORCEMENT

42	Governing law

This Agreement and any non-contractual obligations connected with it are governed by English law.

43	Enforcement

43.1	Jurisdiction of English courts

43.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

43.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

43.1.3	This clause 43.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party:

(a) irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c) if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
The original parties

Borrowers

Name:	GAS-three Ltd.
Jurisdiction of incorporation	Bermuda
Registration number (or equivalent, if any)	44211
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Address for service of notices	Simon Crowe, c/o GasLog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco

Name:	GAS-four Ltd.
Jurisdiction of incorporation	Bermuda
Registration number (or equivalent, if any)	44210
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Address for service of notices	Simon Crowe, c/o GasLog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco

Name:	GAS-five Ltd.
Jurisdiction of incorporation	Bermuda
Registration number (or equivalent, if any)	45104
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Address for service of notices	Simon Crowe, c/o GasLog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco
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Name:	GAS-sixteen Ltd.
Jurisdiction of incorporation	Bermuda
Registration number (or equivalent, if any)	48624
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Address for service of notices	Simon Crowe, c/o GasLog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco

Name:	GAS-seventeen Ltd.
Jurisdiction of incorporation	Bermuda
Registration number (or equivalent, if any)	48625
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Address for service of notices	Simon Crowe, c/o GasLog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco

GLOP

Name of GLOP	GasLog Partners LP
Jurisdiction of incorporation	Marshall Islands
Registration number (or equivalent, if any)	950063
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	Simon Crowe, c/o Gaslog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco

GPHL

Name of GPHL	GasLog Partners Holdings LLC
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Jurisdiction of incorporation	Marshall Islands
Registration number (or equivalent, if any)	962930
English process agent (if not incorporated in England)	GasLog Services UK Ltd. C/O 48 Dover Street, 1st Floor, London, W1S 4FF
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
Address for service of notices	Simon Crowe, c/o Gaslog Monaco SAM, Gildo Pastor Center, 7, rue du Gabian, MC98000, Monaco

The Agent

Name	Citibank International Limited
Facility Office, address, fax number and attention details for notices and account details for payments	Address: Loans Agency (AO), 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom Fax: +44 20 7492 3980 Attention: Loans Agency, Agent Office

The Security Agent

Name	Citibank, N.A., London Branch
Facility Office, address, fax number and attention details for notices and account details for payments	Address: Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom Fax: +44(0) 207 500 5877 Attention: Agency & Trust

The Original Lenders

Name	Citibank, N.A., London Branch
Commitment ($)	$75,000,000
Name	Nordea Bank Finland Plc, London Branch
Commitment ($)	$75,000,000
Name	DVB Bank America N.V.
Commitment ($)	$75,000,000

Name	ABN AMRO Bank N.V.
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Commitment ($)	$75,000,000
Name	Skandinaviska Enskilda Banken AB (publ)
Commitment ($)	$75,000,000
Name	BNP Paribas
Commitment ($)	$75,000,000
TOTAL	$450,000,000
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Schedule 2
Ship information

Owner:	GAS-three Ltd.
Name:	m.v. “GasLog Shanghai”
Flag State	Bermuda
Charter description:	time charter dated 9 May 2011
Charterer:	Methane Services Limited, a company incorporated under the laws of England and Wales
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, DFD, XACCU, XAPS, NIBS, PORT, TCM, SH, SH-DLA, ENVIRO+, RES, SHCM
Classification Society:	American Bureau of Shipping
Major Casualty Amount:	$2,000,000

Owner:	GAS-four Ltd.
Name:	m.v. “GasLog Santiago”
Flag State	Bermuda
Charter description:	time charter dated 9 May 2011
Charterer:	Methane Services Limited, a company incorporated under the laws of England and Wales

Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, DFD, XACCU, XAPS, NIBS, PORT, TCM, SH, SH-DLA, ENVIRO+, RES, SHCM
Classification Society:	American Bureau of Shipping
Major Casualty Amount:	$2,000,000

Owner:	GAS-five Ltd.
Name:	m.v. “GasLog Sydney”
Flag State	Bermuda
Charter description:	time charter dated 9 May 2011
Charterer:	Methane Services Limited, a company incorporated under the laws of England and Wales
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Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, DFD, XACCU, XAPS, NIBS, PORT, TCM, SH, SH-DLA, ENVIRO+, RES, SHCM
Classification Society:	American Bureau of Shipping
Major Casualty Amount:	$2,000,000

Owner:	GAS-sixteen Ltd.
Name:	m.v. “Methane Rita Andrea”
Flag State	Bermuda
Charter description:	time charter dated 4 April 2014
Charterer:	Methane Services Limited, a company incorporated under the laws of England and Wales
Classification:	†A1,Liquefied Gas Carrier, (E), +AMS, +ACCU,NIBS,TCM, FL 40,SH,SH-DLA,SHCM Additional Notations: RRDA, PMP+, CRC, SFA 40
Classification Society:	ABS
Major Casualty Amount:	$2,000,000

Owner:	GAS-seventeen Ltd.
Name:	m.v. “Methane Jane Elizabeth”
Flag State	Bermuda
Charter description:	time charter dated 4 April 2014
Charterer:	Methane Services Limited, a company incorporated under the laws of England and Wales
Classification:	†A1,Liquefied Gas Carrier, (E), +AMS, +ACCU,NIBS,TCM, FL 40,SH,SH-DLA,SHCM Additional Notations: RRDA, PMP+, CRC, SFA 40
Classification Society:	ABS
Major Casualty Amount:	$2,000,000
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Schedule 3
Conditions precedent

Part 1

Initial conditions precedent

1	Original Obligors’ corporate documents

	(a)	A copy of the Constitutional Documents of each Original Obligor.

	(b)	A copy of a resolution of the board of directors or managers (as applicable) of each Original Obligor (or any committee of such board empowered to approve and authorise the following matters):

(i) approving the terms of, and the transactions contemplated by, the Finance Documents and the Charter Document for each Ship (Relevant Documents) to which it is a party and resolving that it execute the Relevant Documents;

(ii) authorising a specified person or persons to execute the Relevant Documents on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party.

	(c)	If applicable, a copy of a resolution of the board of directors or managers (as applicable) of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee.

	(d)	(If a requirement under the Constitutional Documents of each Original Obligor or under Bermudian law) A copy of a resolution signed by all the holders of the issued shares or partnership interest or units or limited liability company interest of each Original Obligor, approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Obligor is a party.

	(e)	(If a requirement under the Constitutional Documents of each Original Obligor or under Bermudian law) A copy of a resolution of the board of directors or managers (as applicable) of each corporate shareholder of each Original Obligor approving the terms of the resolution referred to in paragraph (e) above.

	(f)	A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Original Obligor.

2	Legal opinions

	(a)	A legal opinion of Norton Rose Fulbright Greece addressed to the Arranger, the Security Agent and the Agent on matters of English law, substantially in the form approved by the Agent and the Security Agent.

	(b)	A legal opinion of the legal advisers to the Arranger, the Security Agent and the Agent in England and also each jurisdiction in which an Obligor is incorporated or established and/or which is or is to be the Flag State of a Ship, or in which an Account opened at Utilisation is established or which governs any assets which are to be the subject of a Security Interest substantially in the form approved by the Agent and the Security Agent.
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3	Miscellaneous documents and evidence

	(a)	Evidence that any process agent referred to in clause 43.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the Utilisation Date, if not an Original Obligor, has accepted its appointment.

	(b)	A certificate of GLOP (signed by an officer) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any other Original Obligor to be exceeded.

	(c)	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked.

	(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b) of Part 1 of this Schedule and executing any of the Relevant Documents on behalf of any Original Obligor.

	(e)	A copy of any other authorisation or other document, opinion or assurance which the Agent (acting on the instructions of the Majority Lenders) considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

	(f)	The Original Financial Statements.

	(g)	Any Fee Letters duly executed and evidence that the fees, commissions, costs and expenses then due from the Borrowers pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

4	Bank Accounts

Evidence that any Account required to be established under clause 25 (Bank accounts) has been opened and established, that any Account Security in respect of each such Account has been executed and delivered by the relevant Account Holder(s) in favour of the Security Agent and/or any other Finance Party and that any notice required to be given to an Account Bank under that Account Security has been given to it and acknowledged by it in the manner required by that Account Security and that an amount has been credited to it.

5	“Know your customer” information

Such documentation and information as any Finance Party may reasonably request through the Agent or as the Security Agent may reasonably require (including specimen signatures) to comply with “know your customer” or similar identification procedures under all laws and regulations applicable to that Finance Party.

6	Finance Documents

	(a)	The Guarantees duly executed by the Obligors.

	(b)	Duly executed notices of assignment and acknowledgements of those notices as required by any of the Security Documents referred to in this Part 1.
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Part 2

Ship and security conditions precedent

1	Existing Indebtedness

	(a)	Evidence in all respects satisfactory to the Lenders that the Existing Indebtedness has been, or will be immediately following the Utilisation and with the proceeds of the same, repaid in full, together with interest thereon and any other amounts in relation to it owing by the Owners, and that any undrawn or available commitments in relation to it have been cancelled.

	(b)	Evidence that all Security Interests created by the Owners over or in relation to the Ships in respect of the Existing Indebtedness have been discharged.

2	Security

	(a)	The Mortgage, the Deed of Covenant and the Charter Assignment in respect of each Ship, each duly executed by the relevant Owner.

	(b)	The Quiet Enjoyment Agreement in respect of each Ship, each duly executed by the relevant Charterer, the Security Agent and the relevant Owner.

	(c)	A Manager’s Undertaking duly executed by each Manager of each Ship.

	(d)	Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents or this Agreement.

3	Registration of Ships

Evidence that each Ship:

	(a)	is legally and beneficially owned by the relevant Owner and registered provisionally in the name of the relevant Owner through the relevant Registry as a Bermudian flagged ship under the laws and flag of the relevant Flag State;

	(b)	is operationally seaworthy and in every way fit for service;

	(c)	is classed with the relevant Classification free of all overdue requirements and recommendations of the relevant Classification Society;

	(d)	is insured in the manner required by the Finance Documents;

	(e)	is free of any other charter commitment which would require approval under the Finance Documents; and

	(f)	has been delivered for service to the relevant Charterer under its Charter,

and there is no Event of Default under clause 27.22 (Charters) nor would result from, or occur immediately after, the Utilisation.

4	Mortgage registration

Evidence that the Mortgage in respect of each Ship has been registered against the relevant Ship as a first priority mortgage through the relevant Registry under the laws and flag of the relevant Flag State.
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5	Legal opinions

The following further legal opinions, each addressed to the Arranger and the Security Agent:

(a) a legal opinion of Norton Rose Fulbright Greece on matters of English law, substantially in the form approved by the Agent and the Security Agent in relation to Security Documents.

(b) a legal opinion of the legal advisers to the Security Agent and the Agent in each jurisdiction in which an Obligor is incorporated or established and/or which is or is to be the Flag State of the Ship, approved by the Agent and the Security Agent.

6	Insurance

In relation to each Ship’s Insurances:

(a) an opinion from insurance consultants appointed by the Arranger on such Insurances;

(b) evidence that such Insurances have been placed in accordance with clause 23 (Insurance); and

(c) evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances.

7	ISM and ISPS Code

Copies of:

(a) the document of compliance issued in accordance with the ISM Code to the person who is the operator of each Ship for the purposes of that code;

(b) the safety management certificate in respect of each Ship issued in accordance with the ISM Code;

(c) the international ship security certificate in respect of each Ship issued under the ISPS Code;

(d) If so requested by the Agent, any other certificates issued under any applicable code required to be observed by the relevant Ship or in relation to its operation under any applicable law.

8	Fees and expenses

Evidence that the fees, commissions, costs and expenses that are due from the Borrowers pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

9	Environmental matters

If requested by a Lender, copies of each Ship’s certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of each Ship from an approved person.

10	Withholding Tax

If relevant, assurance that any withholding tax will be paid or application to the tax authorities in any Relevant Jurisdiction is or will be sent.
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11	Value of Security

Valuations of each Ship obtained (not earlier than 30 June 2014) in accordance with clause 24 (Minimum security value) evidencing compliance with clause 5.3 (Currency and amount) and clause 24 (Minimum security value) (including immediately after the Utilisation).

12	Additional opinions

Any other document, authorisation, opinion or assurance, if required by a Lender.

13	Charters

(a)	The Charters for each of the Ships duly executed and providing for the following terms:

	(i)	with the relevant Charterers as charterers;

	(ii)	with charter rates which shall reflect a net daily charter hire as follows:

		A	in relation to m.v. “GasLog Shanghai”:

			1	***** at ***** and *****, from year 2014 onwards, at ***** (***** during charter period and options);

			2	***** in first optional period at *****; and

			3	***** in second optional period at *****;

		B	in relation to m.v. “GasLog Santiago”:

			1	***** at ***** and *****, from year 2014 onwards, at ***** (***** during charter period and options);

			2	***** in first optional period at *****; and

			3	***** in second optional period at *****;

		C	in relation to m.v. “GasLog Sydney”:

			1	***** at ***** and *****, from year 2014 onwards, at ***** (***** during charter period and options);

			2	***** in first optional period at *****; and

			3	***** in second optional period at *****;

		D	in relation to m.v. “Methane Rita Andrea”:

			1	*****; and

			2	***** for any optional period; and

		E	in relation to m.v. “Methane Jane Elizabeth”:

			1	*****; and

			2	***** for any optional period;

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	(iii)	with charter tenors which in any event will be no less than:

		A	60 months under each of the Charters in relation to m.v. “GasLog Shanghai” (commencing from ***** January 2013) and m.v. “GasLog Santiago” (commencing from ***** March 2013);

		B	72 months under the Charter in relation to m.v. “GasLog Sydney” (commencing from ***** May 2013),

and, in respect of each of the Charters in A and B above, including a Charterer’s option to extend for either 36 months or 48 months;

		C	72 months under the Charter in relation to m.v. “Methane Rita Andrea” (commencing from 10 April 2014); and

		D	66 months under the Charter in relation to m.v. “Methane Jane Elizabeth” (commencing from 10 April 2014),

and, in respect of at least two of the Charters in C and D above and a charterparty in relation to m.v. “Methane Lydon Volney”, including a Charterer’s option to extend for at least 36 months,

and otherwise in form and substance satisfactory to the Majority Lenders in their absolute discretion.

(b)	The Quiet Enjoyment Agreements for each Ship duly executed by the relevant Owners, the Security Agent and the relevant Charterers.

(c)	Such evidence as a Lender may require (to be arranged by Norton Rose Fulbright) as to the due execution of each of the Charter Documents and the Quiet Enjoyment Agreements for each Ship, as to the due incorporation of the relevant Charterer and any other party to the Charter Documents (other than an Obligor) and the Quiet Enjoyment Agreements in relation to each Ship, their power and authority to enter into and perform those documents and the authorisation of their entry into them.

14	Charter Documents and managements agreements

A copy, certified by an approved person to be a true and complete copy, of any Charter Documents and of any management agreements entered into between each Borrower and a Manager (or another approved manager), each to be in an approved form.
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Schedule 4
Utilisation Request

From:	GAS-three Ltd.
GAS-four Ltd.
GAS-five Ltd.
GAS-sixteen Ltd.
GAS-seventeen Ltd.

To:	Citibank International Limited
(as Agent)

Dated:	[●] 2014

Dear Sirs

$450,000,000

Facility Agreement dated [•] 2014 (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Amount:	$[•]

Interest Period:	3 months

Payment instructions	[•]

3	We confirm that each condition specified in clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4	The purpose of the Loan is [specify purpose complying with clause 3 of the Agreement] and its proceeds should be credited to [•] [specify account].

5	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

GAS-three Ltd.

GAS-four Ltd.

GAS-five Ltd.

GAS-sixteen Ltd.

GAS-seventeen Ltd.

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Schedule 5
Selection Notice

From:	GAS-three Ltd.
GAS-four Ltd.
GAS-five Ltd.
GAS-sixteen Ltd.
GAS-seventeen Ltd.

To:	Citibank International Limited
(as Agent)

Dated:	[●] 2014

Dear Sirs

$450,000,000

Facility Agreement dated [•] 2014 (the Agreement)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that the next Interest Period be [●] months.

3	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

GAS-three Ltd.

GAS-four Ltd.

GAS-five Ltd.

GAS-sixteen Ltd.

GAS-seventeen Ltd.

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Schedule 6
Form of Transfer Certificate

To:     [Citibank International Limited] as Agent

From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

$450,000,000 Facility Agreement dated [•] 2014 as amended, supplemented and restated to date (the “Agreement”)

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 28.5 (Procedure for transfer):

(a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement as specified in the Schedule.

(b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement specified in the Schedule.

(c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d) The proposed Transfer Date is [•].

(e) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 28.4 (Limitation of responsibility of Existing Lenders).

4	The New Lender confirms that it is [not] a Borrower’s Affiliate.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6	[Consider including reference to accession to an intercreditor agreement, mortgage or other Finance Documents to which Lenders may need to be party and checklist of steps necessary for the New Lender to obtain the benefit of the Security Documents.]

7	This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.

8	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate alone may not assign a proportionate share of the Existing Lender’s interest in the Security Interests constituted by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Existing Lender’s interest in the Security Interests constituted by the Security Documents in

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any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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The Schedule

Commitment/rights to be assigned and obligations to be assumed

[insert relevant details]

Facility Office address, fax number

and attention details for notices and account details for payments

[insert relevant details]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed to be as stated above.

[Agent]

By:

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Schedule 7
Forms of Notifiable Debt Purchase Transaction Notice

Part 1

Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:	Citibank International Limited as Agent

From:	[The Lender]

Dated:

$450,000,000 Facility Agreement dated [•] 2014 as amended, supplemented and restated to date (the “Facility Agreement”)

1	We refer to clause 29.2.3 of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	We have entered into a Notifiable Debt Purchase Transaction.

3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates

[•]	[insert amount (of Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

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Part 2

Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt
Purchase Transaction ceasing to be with Borrower Affiliate

To:	Citibank International Limited as Agent

From:	[The Lender]

Dated:

$450,000,000 Facility Agreement dated [•] 2014 as amended, supplemented and restated to date (the “Facility Agreement”)

1	We refer to clause 29.2.4 of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Borrower Affiliate].

3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[•]	[insert amount (of Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By

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SIGNATURES

THE BORROWERS

GAS-three Ltd.	)	/s/ Simon Crowe
By: Simon Crowe	)

GAS-four Ltd.	)	/s/ Simon Crowe
By: Simon Crowe	)

GAS-five Ltd.	)	/s/ Simon Crowe
By: Simon Crowe	)

GAS-sixteen Ltd.	)	/s/ Simon Crowe
By: Simon Crowe	)

GAS-seventeen Ltd.	)	/s/ Simon Crowe
By: Simon Crowe	)

THE ARRANGER

CITIBANK, N.A., LONDON BRANCH	)	/s/ V. Maroulas
By: V. Maroulas	)

NORDEA BANK FINLAND PLC, LONDON BRANCH	)
By:	)	/s/ Ariana Georgallis

DVB BANK AMERICA N.V.	)
By:	)	/s/ Ariana Georgallis

ABN AMRO BANK N.V.	)
By:	)	/s/ Ariana Georgallis

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL))		/s/ Ariana Georgallis
By:	)

BNP PARIBAS	)	/s/ Ariana Georgallis
By:	)

THE BOOKRUNNER

CITIBANK, N.A., LONDON BRANCH	)	/s/ V. Maroulas
By: V. Maroulas	)
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THE AGENT

CITIBANK INTERNATIONAL LIMITED	)	/s/ Steve Wright
By:	)

THE SECURITY AGENT

CITIBANK, N.A., LONDON BRANCH	)	/s/ Angela Benetazzo
By:	)

THE ORIGINAL LENDERS

CITIBANK, N.A., LONDON BRANCH	)	/s/ V. Maroulas
By: V. Maroulas	)

NORDEA BANK FINLAND PLC, LONDON BRANCH	)
By:	)	/s/ Ariana Georgallis

DVB BANK AMERICA N.V.	)
By:	)	/s/ Ariana Georgallis

ABN AMRO BANK N.V.	)
By:	)	/s/ Ariana Georgallis

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL))		/s/ Ariana Georgallis
By:	)

BNP PARIBAS	)	/s/ Ariana Georgallis
By:	)
147